EXHIBIT 99.2
J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

INDEX TO FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT AUDITORS

To the General Meeting of Partners of
J & S Audiovisual Mexico S. de R.L. de C.V.

We have audited the accompanying financial statements of J & S Audiovisual Mexico, S. de R.L. de C.V., which comprise the statement of financial position as at December 31, 2016, and the statement of comprehensive income, statement of changes in patrimony and statement of cash flows for the year then ended, and notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of J & S Audiovisual Mexico S. de R.L. de C.V., as at December 31, 2016, and its financial performance and its cash flows for the year then ended in accordance with Mexican Financial Reporting Standards (“MFRS”).

Basis for opinion

We conducted our audit in accordance with International Standards on Auditing (“ISA”). Our responsibilities under those standards are further described in the “Auditor’s responsibilities for the audit of the financial statements” section of our report. We are independent of the Company in accordance with the International Ethics Standards Board for Accountants’ Code of Ethics for Professional Accountants (“IESBA Code”) together with the ethical requirements that are relevant to our audit of the financial statements in Mexico according with the ”Código de Ética Profesional del Instituto Mexicano de Contadores Públicos” (“IMCP Code”), and we have fulfilled our other ethical responsibilities in accordance with these requirements and the IESBA Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Responsibilities of management and those charged with governance for the financial statements

Management is responsible for the preparation and fair presentation of the accompanying financial statements in accordance with MFRS, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISA will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with ISA, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•
Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•
Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

•
Obtain sufficient appropriate audit evidence regarding the financial information of the entity or business activities to express an opinion on the financial statements. We are responsible for the direction, supervision and performance of the audit. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

The engagement executive director on the audit resulting in this independent auditor’s report is who signs it.

Paragraph of emphasis

As mentioned in the Note 1 of the accompanying financial statements, the Company decided to recognize in its financial statements the effects of Deferred Income Tax and Employee Profit Sharing Tax based on the guidelines established in the Mexican Financial Reporting Standards D-4 and D-3 respectively, for which the financial statements as at December 31, 2015 and for the year then ended were restated.

Our audit opinion and the accompanying financial statements and footnotes have been translated from the original Spanish version into English for convenience purposes only.

Mancera, S.C. A Member Practice of Ernst & Young Global Limited /s/ David Echeverria C.P.C. David Echeverria

Cancun, QRoo
April 20,
except for Note 14,
which is dated December 12, 2017

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

Statements of Financial Position

(Amounts in Mexican pesos)

	As at 31 December
	2016	2015 (Restated)
Asset
Current assets:
Cash	Ps.3,190,859	Ps.1,041,607

Accounts receivable:
Trade (net of allowance for doubtful accounts of Ps.2,176,542 in 2016 and for Ps. 2,548,875 in 2015)	9,906,450	13,005,939
Debtors	314,834	233,168
Taxes to recover (Note 3)	17,159,122	16,502,800
	27,380,406	29,741,907

Inventories	2,546,156	2,887,920
Prepaid expenses (Note 4)	1,130,414	2,453,094
Total current assets	34,247,835	36,124,528

Non-current assets:
Property, plant and equipment, net (Note 5)	52,415,147	37,843,341
Deferred income tax (Note 13d)	7,487,095	3,998,011
Deferred employee profit sharing (Note 7)	2,060,276	958,757
Security deposits (Note 8)	2,206,175	1,843,469
Other assets	581,138	546,070
Total non-current assets	64,749,831	45,189,648
Total assets	Ps.98,997,666	Ps.81,314,176

Liabilities and patrimony
Short-term liabilities:
Suppliers	Ps.5,042,230	Ps.3,988,559
Sundry creditors	273,672	249,588
Related parties (Note 2)	7,047,466	14,882,909
Payable employee profit sharing (Note 7)	4,354,220	3,739,131
Capital lease obligations (Note 9)	8,298,947	2,347,740
Taxes payable (Note 10)	11,903,430	14,746,611
Customer advances	14,888,956	3,835,718
Total short-term liabilities	51,808,921	43,790,256

Long-term liabilities:
Capital lease obligations (Note 9)	9,138,737	3,325,964
Contingencies provisions (Note 11)	613,308	1,885,563
Employee benefits (Note 6)	2,686,863	2,642,669
Total long-term liabilities	12,438,908	7,854,196
Total liabilities	64,247,829	51,644,452

Patrimony (Note 12):
Share Capital	13,639,979	13,639,979
Legal reserve	2,677,839	80,000
Retained earnings	18,278,240	15,949,745
Other comprehensive income	153,779	—
Total patrimony	34,749,837	29,669,724
Total liabilities and patrimony	Ps.98,997,666	Ps.81,314,176
The accompanying notes are an integral part of these financial statements.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

Statements of Comprehensive Income

(Amounts in Mexican pesos)

	For the year ended 31 December
	2016	2015 (Restated)
Service revenue	Ps.278,523,425	Ps.300,299,519

Operating expenses	251,613,616	263,571,962
Operating profit	26,909,809	36,727,557

Financing cost:
Interest income	37,957	77,999
Interest expense and other finance expenses	(579,580)	(164,825)
Foreign exchange loss, net	(5,129,071)	(2,275,168)
	(5,670,694)	(2,361,994)

Income before income tax	21,239,115	34,365,563

Income tax (Note 13)	8,074,841	7,265,998
Net comprehensive income	Ps.13,164,274	Ps.27,099,565
The accompanying notes are an integral part of these financial statements.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

Statements of Changes in Patrimony

For the Years Ended 31 December 2016 and 2015 (Restated)

(Amounts in Mexican pesos)

	Share capital	Legal reserve	Retained earnings	Other comprehensive income	Total patrimony
Balance as at 31 December 2014	Ps.13,639,979	Ps.80,000	Ps.(8,964,832)	Ps.—	Ps.4,755,147
Comprehensive income	—	—	27,099,565	—	27,099,565
Effect of MFRS D-3 adoption (note 1b)	—	—	(2,184,988)	—	(2,184,988)

Balance as at December 31 2015 (restated)	Ps.13,639,979	Ps.80,000	Ps.15,949,745	Ps.—	Ps.29,669,724
Dividends paid (Note 12b)	—	—	(8,237,940)	—	(8,237,940)
Other comprehensive income (Note 1b)	—	—	—	153,779	153,779
Legal reserve (Note 12b)	—	2,597,839	(2,597,839)	—	—
Comprehensive income	—	—	13,164,274	—	13,164,274

Balance as at 31 December 2016	Ps.13,639,979	Ps.2,677,839	Ps.18,278,240	Ps.153,779	Ps.34,749,837

The accompanying notes are an integral part of these financial statements.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

Statements of Cash Flows
(Amounts in Mexican pesos)

	For the year ended 31 December
	2016	2015 (Restated)
Operating activities
Income before income tax	Ps.21,239,115	Ps.34,365,563

Items not affecting cash flows:
Depreciation of property, plant and equipment	13,052,109	9,350,142
Employee benefits	197,973	(2,184,988)
Deferred employee profit sharing	(1,101,519)	(958,757)
Effect on uncollectible accounts reserve	315,182	514,487
Other comprehensive income	153,779	—
Loss on disposal of property, plant and equipment	1,224	28,102
Interest expense	579,580	164,825
Interest income	(37,957)	(77,999)
Property, plant and equipment disposal	—	853,815

Changes in operating assets and liabilities:
Trade receivables	2,784,307	4,843,539
Debtors	(81,666)	(110,167)
Taxes to recover	(656,322)	93,650
Prepaid expenses	1,322,680	(1,397,672)
Security deposits	(362,706)	2,049,590
Other assets	(35,068)	(10,000)
Suppliers	1,053,671	(1,732,445)
Sundry creditors	24,084	(4,749,995)
Related parties	(7,835,443)	(2,376,065)
Taxes payable	(2,843,181)	(945,060)
Customers advance	11,053,238	(5,541,222)
Employee profit sharing payable	615,089	806,352
Provisions	(1,272,255)	(2,864,853)
Employee benefits	(153,779)	2,642,669
Income tax	(11,563,925)	(9,491,572)
Interest receivable	37,957	77,999
Net cash flows used in operating activities	26,486,167	23,349,938

Investing activities
Acquisition of property, plant and equipment, net	(15,519,395)	(22,952,483)
Net cash flows used in investing activities	(15,519,395)	(22,952,483)

Financing activities
Interest paid	(579,580)	(164,825)
Dividends paid	(8,237,940)	—
Net cash flows from financing activities	(8,817,520)	(164,825)

Net increase in cash and cash equivalents	2,149,252	232,630
Cash and cash equivalents at beginning of year	1,041,607	808,977
Cash and cash equivalents at end of year	Ps.3,190,859	Ps.1,041,607
The accompanying notes are an integral part of these financial statements.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS
December 31, 2016 and 2015

(Amounts in Mexican pesos, unless otherwise indicated)

1. Nature of Operations and Summary of Significant Accounting Policies

J&S Audiovisual Mexico, S. de R.L. de C.V. (collectively “the Company”) was incorporated under the Mexican Legislation on October 30, 2000, primarily to provide rental of audio and video equipment, as well as the assembly and design of scenography of events and conventions, as well as the export of audiovisual services.

The Company’s operating period and fiscal year is from January 1 through December 31.

On 20 April 2017, the financial statements and these notes were authorized by the Company’s Finance Director, M.D.F. Nelson Tamay, for their issue and subsequent approval by the Company’s Board of Directors and shareholders, who have the authority to modify the financial statements, authorized the financial statements and these notes. Information on subsequent events covers the period from January 1 2017 through the above-mentioned issue date of the financial statements.

Summary of significant accounting policies

a) Compliance with Mexican Financial Reporting Standards (“MFRS”)

The financial statements have been prepared in accordance with Mexican Financial Reporting Standards (“MFRS” or “Mexican FRS”).

b) Basis of preparation

The financial statements have been prepared on a historical-cost basis, except for non-monetary items that were acquired or recognized in the financial statements before December 31 2007; as such, items reflect the cumulative effects of inflation from their initial recognition date through December 31 2007.

The amounts shown in the financial statements and these notes are in Mexican pesos (Ps.), except where otherwise indicated.

The annual rate of inflation in Mexico for 2016 and 2015, as determined based on the National Consumer Price Index (NCPI) published by the National Statistical and Geographical Information Agency (INEGI, by its acronym in Spanish), was 3.36% and 2.13%, respectively. While the cumulative inflation rate for the three prior years was 9.87% and 10.52%, respectively, under Mexican FRS, this cumulative inflation rate represents the necessary condition for considering Mexico as having a non-inflationary economic environment, which means that the financial statements should be prepared on a historical-cost basis.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

Retrospective recognition of accounting changes by the adoption of MFRS D-3 “Employee Benefits”.

As of January 1 2016, the Company retrospectively adopted the New Mexican FRS D-3 Employee Benefits on their financial statements, in accordance with Mexican FRS B-1 Accounting Changes and Error Corrections. The adoption of Mexican FRS D-3 gave rise to the following key accounting changes for the Company starting on the date of adoption: a) the Company adopted the policy of immediately recognizing actuarial gains and losses as remeasurements in other comprehensive income (OCI), which are recycled to profit or loss in a subsequent period based on the average remaining working lives of the employees that expected to receive benefits in profit or loss ; b) the Company adopted the policy of immediately recognizing the effects of plan amendments (past service cost) in profit or loss; c) the Company recorded a significant increase [reduction] in its liability for employee benefits in 2016 as a result of using a discount rate determined by reference to market yields on high-quality corporate bonds instead of government bond rates, which the Company had used until December 31 2015; d) termination benefits for which there are no so-called pre-existing obligations and that represent non-cumulative benefits are not recognized until the benefit is actually paid, and termination benefits with so-called pre-existing obligations and that represent cumulative benefits as a result of such pre-existing obligations are recognized as post-employment benefits.

In accordance with the transitory rules set out in paragraph 80 of the New Mexican FRS D-3, the Company applied the following accounting treatment to the unamortized items indicated in the former Mexican FRS D-3:

a)	The total balance of changes to the plan (past service) pending accounting recognition was adjusted by affecting the initial balance of retained earnings as of January 1, 2015.

Retrospective recognition of accounting recognition of MFRS D-4 “Deferred Income Taxes”
a) As mentioned in “Paragraph of emphasis” in 2016, the Company decided to recognize in its financial Statements the effect of deferred taxes based on the provisions of MFRS D-4, a fact by which the financial statements were restructured in 2015 to its determination see paragraph (o) Income Tax.

The effects of these accounting changes on the financial statements as at December 31 2015 are as follows:

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

a)Statement of financial position:

	Balance as at December 31 2015 (as originally reported)	Effects of retroactive application	Balance as at December 31 2015 (restated)
Total current assets	36,124,528	—	36,124,528

Property, plant and equipment, net	37,843,341	—	37,843,341
Deferred income tax	1,772,437	2,225,574	3,998,011
Deferred employee profit sharing	—	958,757	958,757
Security deposits	1,843,469	—	1,843,469
Other assets	546,070	—	546,070
Total non-current assets	42,005,317	3,184,331	45,189,648
Total assets	78,129,845	3,184,331	81,314,176

Total short-term liabilities	43,790,256	—	43,790,256

Capitalized leases obligations	3,325,964	—	3,325,964
Provision for contingencies	2,343,244	(457,681)	1,885,563
Employee benefits	—	2,642,669	2,642,669
Total long-term liabilities	5,669,208	2,184,988	7,854,196
Total liabilities	49,459,464	2,184,988	51,644,452

Share capital	13,639,979	—	13,639,979
Legal reserve	80,000	—	80,000
Retained earnings	14,950,402	999,343	15,949,745
Total patrimony	28,670,381	999,343	29,669,724
Total liabilities and patrimony	78,129,845	3,184,331	81,314,176

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

b)Statement of comprehensive income:

	Balance as at December 31 2015 (as originally reported)	Effects of retroactive application	Balance as at December 31 2015 (restated)
Service revenue	300,299,519	—	300,299,519
Operating expenses	264,530,719	(958,757)	263,571,962
Operating profit	35,768,800	958,757	36,727,557

Interests income	77,999	—	77,999
Interest expense and other finance expenses	(164,825)	—	(164,825)
Foreign exchange loss, net	(2,275,168)	—	(2,275,168)
Income before income tax	33,406,806	958,757	34,365,563

Income tax	9,491,572	(2,225,574)	7,265,998
Net and comprehensive income	23,915,234	3,184,331	27,099,565

c) Revenue recognition

Service revenue

The Company recognizes its revenue following the guidelines of International Accounting Standard 18 (IAS 18) Revenue issued by the International Accounting Standards Board (IASB), which it has applied on a supplementary basis since its incorporation, because Mexican FRS do not specifically address revenue recognition. Revenue is recognized by reference to the stage of completion of the service at the end of the reporting period. Revenue from a given transaction may be measured reliably when all the following conditions have been met:

(i)	The amount of revenue can be measured reliably

(ii)	It is probable that the economic benefits associated with the transaction will flow to the entity

(iii)	The stage of completion of the transaction at the end of the reporting period may be measured reliably, and

(iv)	The costs incurred or to be incurred in respect of the transaction can be measured reliably

Revenues for services of assembly and design of scenography are recognized at the time the service is rendered, according to the clauses established in the contracts.

The revenues from leasing audio and video equipment are recognized at the time the equipment rents are accrued according to the terms stipulated in the respective contracts.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

d) Use of estimates

The preparation of financial statements in accordance with Mexican FRS requires the use of estimates and assumptions in certain areas. The Company based its estimates on the best available information at the time the financial statements were prepared. However, the existing circumstances and assumptions about future events may change due to changes in the market or circumstances that are beyond the Company’s control. Such changes are reflected in the assumptions as they occur.

The key assumption used as at December 31 2016 and 2015 to calculate those estimates that may represent a significant risk of requiring a material adjustment to the carrying amount of assets or liabilities affected in future periods is as follows:

Impairment in the value of non-financial assets
Impairment exists when the carrying amount of an asset or cash generating unit (CGU) exceeds its recoverable amount, which is the higher of its fair value less costs of disposal and its value in use. The fair value less costs of disposal calculation is based on available data from binding sales transactions, conducted at arm’s length, for similar assets or observable market prices less incremental costs for disposing of the asset. The value in use calculation is based on a discounted cash flow model. The cash flows are derived from the budget for the next five years and do not include restructuring activities that the Company is not yet committed to or significant future investments that will enhance the asset’s performance of the CGU being tested. The recoverable amount is most sensitive to the discount rate used for the discounted cash flow model as well as the expected future cash-inflows and the growth rate used for extrapolation purposes.
e) Cash

Cash and cash equivalents principally consist of bank deposits and liquid investments with maturities of less than 90 days. Cash is stated at fair value.

f) Allowance for doubtful accounts

The Company’s policy is to provide for doubtful accounts on the balance of accounts receivable more than 90 days old, while also taking into consideration its past collection experience and accounts specifically identified as potentially uncollectible.

The Company evaluates annually the collectability of accounts due from related parties by examining their financial position and the market in which each of the related parties operates.

g) Prepaid expenses

Prepaid expenses are recognized as assets as of the date the payment is made, if it is probable that the future economic benefits associated with the item will flow to the Company. At the time the goods or services are received, prepaid expenses are either capitalized or recognized in the statement of comprehensive income, depending on whether there is certainty that the acquired goods or services will generate future economic benefits.

The Company periodically evaluates prepaid expenses to determine the probability that these assets will no longer generate future economic benefits and to assess their recoverability. Unrecoverable amounts are recognized in the statement of comprehensive income as impairment losses.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

h) Property, plant and equipment

Property, plant and equipment is recognized at cost. In the case of assets requiring a substantial period to get them ready for use, the Company capitalizes the borrowing cost incurred during the construction or installation phases of the assets.
The cost of acquiring property, plant and equipment includes the costs initially incurred to acquire or build the asset, plus costs subsequently incurred to replace the asset or enhance its service capability. For machinery and equipment made up of components with different estimated useful lives, the major individual components are depreciated over their individual useful lives. Repair and maintenance costs are expensed as incurred.

Depreciation of property, plant and equipment is calculated on the assets’ carrying amounts on a straight-line basis (since management considers that this method best reflects the use of these assets) and over the estimated useful lives of the assets (see note 5).

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognized in the statement of comprehensive income, when the asset is derecognized.

The carrying amount of property, plant and equipment is reviewed whenever there are indicators of impairment in the value of such assets. When the recoverable amount of an asset, which is the higher of the asset’s expected net selling price and its value in use (the present value of future cash flows) is less than its net carrying amount, the difference is recognized as an impairment loss.

For the years ended as at December 31 2016 and 2015, there were no indicators of impairment.

i) Leases

Lease agreements are recognized as capital leases if the ownership of the leased asset is transferred to the lessee upon termination of the lease, the agreement includes an option to purchase the asset at a reduced price, the term of the lease is substantially the same as the remaining useful life of the leased asset, or the present value of minimum lease payments is substantially the same as the market value of the leased asset, net of any future benefit or scrap value.

When the risks and rewards inherent to the ownership of the leased good remain substantially with the lessor, they are classified as operating leases. Rent is recognized in the income statement as incurred.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

j) Accrued liabilities, provisions, contingent liabilities and commitments

Provisions are recognized when (i) the Company has a present obligation (legal or constructive) as a result of a past event, (ii) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and (iii) a reliable estimate can be made of the amount of the obligation.

Contingent liabilities are recognized only when it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation. In addition, commitments are only recognized when they will generate a loss.
k) Net defined benefit liability

Seniority premiums are paid to workers as required by Mexican Labor Law. Additionally, under Mexican Labor Law, the Company is liable to make certain payments to workers who terminate employment or are dismissed in certain circumstances.

The Company annually recognizes the liability for seniority premiums and termination benefits for so-called “pre-existing obligations” is based on independent actuarial calculations applying the projected unit credit method, using financial assumptions net of inflation.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses and the return on plan assets, are immediately recognized in the statement of financial position with the effect recognized in OCI, and they are recycled to profit or loss in a subsequent period based on the average remaining working lives of the employees expected to receive the benefits of the current plan.

Past service costs are recognized at the earlier of the following dates:

•	When the plan amendment or curtailment occurs

•	When the Company recognizes related restructuring costs.
l) Employee profit sharing (EPS)
Current and deferred employee profit sharing are presented as part of costs or expenses in the statement of comprehensive income.

Deferred employee profit sharing is determined using the asset and liability method. Under this method, deferred employee profit sharing is determined by applying the 10% rate to all temporary differences between the values of assets and liabilities for financial and tax reporting purposes. The Company periodically evaluates the possibility of recovering deferred employee profit sharing assets and if necessary, creates a valuation allowance for those assets that do not have a high probability of being realized.
m) Exchange differences

Transactions in foreign currency are recognized at the prevailing exchange rate on the day of the related transactions. Foreign currency denominated assets and liabilities are translated using the exchange rate ruling at the reporting date.

Exchange differences from the transaction date to the time foreign currency denominated assets and liabilities are settled, as well as those arising from the translation of foreign currency denominated balances at the date of the statement of financial position, are recognized in the statement of comprehensive income.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

n) Comprehensive income

Comprehensive income represents the increase or decrease in earned capital from net income or loss for the year, components of other comprehensive income (OCI) and the Company’s share in the OCI of other entities. Other comprehensive income represents accrued income and expenses, which are pending completion and in 2016 basically consists of the application of MFRS D-3.

o) Income tax

Current income tax
Current income tax is recognized as a current liability, net of prepayments made during the year.

Deferred income tax
Deferred income tax is calculated using the asset and liability method. Under this method, deferred taxes are recognized on all temporary differences between financial reporting and tax values of assets and liabilities, applying the enacted income tax rate as of the date of the statement of financial position, or the enacted rate at the date of the statement of financial position that will be in effect when the temporary differences giving rise to deferred tax assets and liabilities are expected to be recovered or settled.

The Company periodically evaluates the possibility of recovering deferred tax assets and if necessary, creates a valuation allowance for those assets that do not have a high probability of being realized.

p) Statement of comprehensive income presentation

Costs and expenses shown in the Company’s statement of comprehensive income are presented based on their function, since such classification allows for an accurate evaluation of both gross profit and operating margins.

Although the presentation of operating income is not required, this caption is shown in the statement of comprehensive income, since it is an important indicator used for evaluating the Company’s operating results.

q) New accounting pronouncements

Improvements to Mexican FRS for 2016
Improvements have been made to Mexican FRS that gave rise to accounting changes related to the valuations and disclosures in the financial statements, and to financial statement presentation. Improvements that are effective for annual periods beginning on or after 1 January 2016 include:

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

(i) Mexican FRS C-1 Cash and Cash Equivalents and Mexican FRS B-2 Statement of Cash Flows
Mexican FRS C-1 Cash and Cash Equivalents and Mexican FRS B-2 Statement of Cash Flows, were amended to clarify that the definition of cash includes foreign currency, and to define cash equivalents as investments that an entity maintains to meet its short-term commitments. In both standards, the term “liquid investments” has been replaced by the term “highly-liquid investments”, since this wording is thought to be more precise. These changes were made to the standards in order to align the meanings of these terms to the definitions established in International Accounting Standard 7 (IAS 7) Statement of Cash Flows.
In the case of cash valuation and cash equivalents, several changes were made to Mexican FRS C-1 Cash and Cash Equivalents to specify that since cash and cash equivalents is a financial instrument, like any other financial instrument, it should be measured at fair value upon initial recognition, and highly-liquid instruments should be measured at fair value following the guidelines provided in the accounting standard for financial instruments.
The Company is analyzing what effects the adoption of these new accounting rules will have on its financial statements.
(ii) Mexican accounting Bulletin C-2 Financial Instruments; Amendment to Mexican accounting Bulletin C-2; Mexican FRS B-10 Effects of Inflation, and Mexican accounting Bulletin C-9 Accrued Liabilities, Provisions, Contingent Assets and Liabilities and Commitments
The definition of available-for-sale financial instruments set forth in the Amendment to Mexican accounting Bulletin C-2 was modified to make it consistent with the guidelines provided in Mexican accounting Bulletin C-2.

For purposes of convergence of Amendment to Mexican accounting Bulletin C‑2 with IFRS, the Amendment to Mexican accounting Bulletin C‑2 includes a number of clarifications regarding the criteria to be followed for classifying a financial instrument as held to maturity.

Mexican accounting Bulletin C-2 and its amendment, as well as Mexican accounting Bulletin C‑9, were modified to include the concept of transaction cost rather than purchase cost, which is consistent with the wording of IFRS.

Also, Mexican accounting Bulletin C-2 and its amendment were modified to require that subsequent adjustments to the fair value of financial instruments should be recognized, as appropriate, in profit or loss or through comprehensive income for the period.

The Amendment to Mexican accounting Bulletin C-2 was modified to stipulate that available-for-sale financial instruments in foreign currency gains and losses and monetary position gains or losses should be recognized in profit or loss.

In addition, the Amendment to Mexican accounting Bulletin C‑2 was modified to stipulate that previously recognized impairment of held-to-maturity financial instruments might be reversed, which is consistent with IFRS.

The Company is analyzing what effects the adoption of these new accounting rules will have on its financial statements.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

The following new accounting pronouncements are effective for annual periods beginning on or after January 1 2016, with early adoption permitted for annual periods beginning on or after January 1 2015:
(i) Mexican FRS D-3 Employee Benefits
The Mexican Financial Reporting Standards Board (Consejo Mexicano de Normas de Información Financiera, A.C. or CINIF, by its acronym in Spanish) issued the New Mexican FRS D-3 Employee Benefits, which superseded the accounting standard of the same name that was issued in 2008. The most important changes contained in the new standard are as follows:
a) Corridor approach or change band – The new Mexican FRS D-3 eliminates the recognition of post-employment benefits for using the corridor approach or a percentage change band for the recognition of actuarial gains and losses under which actuarial gains and losses could be deferred. Instead, all actuarial gains and losses must be recognized immediately in the respective provisions as they arise. As so‑called remeasurements, these adjustments are to be immediately recognized in other comprehensive income but must subsequently be recycled through profit or loss,
b) Plan asset ceiling – the new Mexican FRS D-3 establishes an asset ceiling for determining an entity’s maximum obligation for post-employment benefits.
c) Plan amendments, curtailments, and gains and losses from settlement - the New Mexican FRS D‑3 requires immediate recognition of the effects of these events.
d) Discount rate – the New Mexican FRS D-3 establishes that the discount rate and the assumptions considered determining the present value of labor obligations should reflect the economic environment in which the entity operates. Mexican FRS D-3 also establishes that the calculation of the discount rate for the defined benefit obligation for post-employment benefits should be determined by reference to market yields on high-quality corporate bonds or when no such information is available, by reference to market yields on government bonds.
e) Termination benefits – regarding benefits paid for voluntary and non-voluntary separation of employees, the New Mexican FRS D-3 requires the entity to perform an analysis to determine if the payment in question qualifies as a termination benefit or post-employment benefit, and since the accounting treatment of these payments depends on this classification.
Company management is analyzing what effects the adoption of this new standard will have on the Company’s financial statements.
The following new standards are effective for annual periods beginning on or after January 1 2018, with early adoption permitted:

(i) Mexican FRS C-3 Accounts Receivable
The principal accounting changes contained in Mexican FRS C-3 are as follows:
a) This new accounting standard establishes that accounts receivable that arise as the result of a contract represent a financial instrument. Although certain accounts receivable arising as the result of a legal right or stemming from tax balances often have characteristics of a financial instrument, as generating interests, they are not actually financial instruments.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

b) An entity’s assessment regarding the non-recoverability of trade accounts receivable should be recognized from the time the balance is due from the counterparty based on the expected credit loss. This amount should be recognized in an entity’s statement of income as part of an existing expense caption, or in a separate expense caption when the amount of the expected loss is material.
c) From initial recognition, the value of accounts receivable should be adjusted to reflect the time value of money. Whenever the time value of money is material on the basis of the term of the account receivable, the account receivable should be adjusted to present value. The effect of present value is considered material whenever the agreed upon term of full or partial payment of the account receivable is more than one year, since it is assumed that the account receivable represents a financing transaction.
d) Mexican FRS C-3 requires entities to present an analysis of the beginning balance and ending balance of their bad debt estimates in their financial statements.
This standard is effective for annual periods beginning on or after January 1 2018, with early adoption permitted for annual periods beginning on or after January 1 2016, provided that the new standard is adopted together with Mexican FRS C-20 Financial Assets.
Company management is analyzing what effects the adoption of this new standard will have on the Company’s financial statements.
(ii) Mexican FRS C-9 Provisions, Contingencies and Commitments
The new Mexican FRS C-9 Provisions, Contingencies and Commitments will supersede Mexican accounting Bulletin C-9 Accrued Liabilities, Provisions, Contingent Assets and Liabilities and Commitments. The most important changes contained in the New Mexican FRS C-9 are as follows:

a) the accounting treatment for financial liabilities is no longer addressed in Mexican accounting Bulletin C-9, since this matter is now addressed in the new Mexican FRS C‑19 Financial Liabilities, and

b) The definition of liability has been modified to eliminate the “virtually certain” criteria and include the term probable “outflow of resources”.

This standard is effective for annual periods beginning on or after January 1 2018, with early adoption permitted for annual periods beginning on or after January 1 2016, if the new standard is adopted together with Mexican FRS C‑19 Financial Liabilities.

Company management is analyzing what effects the adoption of this new standard will have on the Company’s financial statements.
(iii) Mexican FRS D-1 Revenue from Contracts with Customers
One of the overriding aims of the release of Mexican FRS D-1 Revenue from Contracts with Customers is to achieve more consistent revenue recognition practices by eliminating the supplementary application of International Accounting Standard 18 (IAS 18) Revenue and its interpretations, since this practice generally led to the application of a wide range of differing application criteria among entities in Mexico.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

The critical aspects of the new revenue recognition model that will likely result in significant changes for entities are described below:
a) Under Mexican FRS D-1, revenue is recognized upon transfer of control, while IAS 18 requires revenue from sales of goods to be recognized when the risks and rewards of ownership have been transferred to the buyer, and revenue from services to be recognized when the service has been provided;
b) Mexican FRS D‑1 includes the concept of performance obligations, while IAS 18 includes few requirements of this kind for revenue recognition and only stipulates that revenue may be recognized for “separately identifiable components” of a single transaction, without providing any guidance regarding exactly what a “separately identifiable component” is;
c) Mexican FRS D-1 includes the concept of allocation of the transaction price to performance obligations based on stand-alone selling prices, in contrast to the previously applied accounting standard, which includes no general requirements regarding the allocation of the transaction price to performance obligations;
d) Mexican FRS D-1 introduces the concept of a conditional account receivable, which is an account receivable that requires satisfaction of another obligation within the same contract;
e) Mexican FRS D-1 allows the recognition of a right to payment, which is an entity’s unconditional right to an amount of consideration without the need to first satisfy a performance obligation. Under the previously applied accounting standard, this right to payment is disclosed but not recognized. In these cases, the entity may only recognize the revenue after control of the promised good or service has been transferred to the customer; and
f) Mexican FRS D-1 addresses the identification of transaction price. Under the previously applied accounting standard, the amount of revenue arising from a transaction is the fair value of the consideration received or receivable, but this standard provided no guidance regarding how to apply this fair value principle. Mexican FRS D-1 sets out the requirements and provides guidance for estimating variable considerations, and it addresses other aspects, like the existence of significant financing components, non-cash considerations and considerations payable to a customer (including customer credit).
Mexican FRS D-1 eliminates the supplementary application of IAS 18 Revenue and its interpretations.
Company management is analyzing what effects the adoption of this new standard will have on the Company’s financial statements.
(iv) Mexican FRS D-2 Costs of Contracts with Customers
Mexican FRS D-2 Costs of Contracts with Customers is the result of the separation of Mexican accounting Bulletin D-7 Construction Contracts and Contracts for the Manufacturing of Certain Capital Goods into two separate standards. In effect, while the New Mexican FRS D-1 addresses the recognition of revenue from contracts with customers, Mexican FRS D-2 addresses the recognition of costs of contracts with customers.
In addition, Mexican FRS D-2 broadens the scope of Mexican accounting Bulletin D‑7, since the latter standard only addressed the costs of construction contracts and contracts involving the manufacturing of certain capital goods, while Mexican FRS D‑2 addresses costs of all types of contracts with customers.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

Both Mexican FRS D-2 and Mexican FRS D-1 will supersede Mexican accounting Bulletin D-7 Construction Contracts and Contracts for the Manufacturing of Certain Capital Goods, and Interpretation to Mexican FRS 14 Real Estate Construction, Sales and Service Agreements, except for matters regarding the accounting treatment for assets and liabilities related to these types of contracts, since this matter is addressed under other FRS.
(v) Interpretation to Mexican FRS 21 Recognition of Benefits Paid for Employee Separations
The aim of Interpretation to Mexican FRS 21 Recognition of Benefits Paid for Employee Separations is to clarify the appropriate accounting treatment for these employee benefits, in accordance with the new Mexican FRS D-3 Employee Benefits, which is effective for annual periods beginning on or after January 1 2016, with early adoption permitted for annual periods beginning on or after January 1 2015.
Interpretation to Mexican FRS 21 specifies that entities must assess whether there are any so-called pre-existing obligations for payment of a benefit in order to determine if the benefit paid qualifies as a termination benefit or post-employment benefit, regardless of whether the separation of the employee was the result of voluntary or non-voluntary redundancy.
For purposes of the New Mexican FRS D-3, the practice of paying benefits for voluntary and involuntary redundancies, which creates a so-called pre-existing obligation for payment for the entity, qualifies as either a termination benefit or post-employment benefit and accordingly, the entity should record a provision based on the probability of payment of the benefit. In addition, provisions for termination benefits payable for reasons other than corporate restructurings that were previously recognized in accordance with the guidelines under the version of Mexican FRS D-3 that was effective until December 31 2015 should be reclassified as part of post‑employment benefits.
Company management is analyzing what effects the adoption of this new standard will have on the Company’s financial statements.
Improvements to Mexican FRS for 2017
The new financial reporting rules that will give rise to accounting changes related to valuation, disclosures and presentation in the financial statements are as follows:
(i) Mexican FRS B-13 Events after the Reporting Period
Mexican FRS B-13 had originally established that long-term liabilities that become due and payable as the result of an entity’s breach of a contractual condition at the reporting date were to be reclassified to current liabilities at the reporting date, even when after the reporting date, the creditor has agreed not to demand payment from the entity.

However, based on recommendations received by the CINIF, Mexican FRS B-13 was amended to establish that if during the subsequent events period (i.e., from the reporting date to the date when the financial statements are authorized for issue) a debtor reaches an agreement with a creditor allowing the debtor to continue to make long-term payments against a liability contracted with long-term payment conditions, the entity may continue to recognize the debt as a long-term liability at the reporting date.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

The CINIF, based on the economic substance postulate, indicated that in the case of bad debt arising after the reporting date, it is appropriate to maintain the long-term classification of the related financial assets or liabilities when a) the debt was originally contracted under long-term collection or payment conditions, and b) during the subsequent events period the debtor and creditor have reached an agreement for payment of the debt on a long-term basis. Mexican FRS B-13 was amended based on this conclusion, and changes were also made to the other standards that address this matter, which include Mexican FRS B-6 Statement of Financial Position, Mexican FRS C-19 Financial Liabilities, and Mexican C-20 Financial Assets.

This new accounting rule established in Mexican FRS B-13 is considered a more appropriate accounting treatment for this type of subsequent event and it is consistent with US GAAP. This accounting change represents a new difference between Mexican FRS and International Financial Reporting Standards (IFRS) that the CINIF has classified as a Type B difference, which means that the CINIF believes that the guidance provided in Mexican FRS is more appropriate and the difference will only be eliminated if the respective accounting rule in IFRS is amended to converge with Mexican FRS.

These improvements are effective for annual periods beginning on or after January 1 2017, with early adoption permitted for annual periods beginning on or after January 1 2016.

Company management is analyzing what effects the adoption of this new standard will have on the Company’s financial statements.

(ii) Mexican FRS D-3 Employee Benefits

a)Discount rate for employee benefit liability valuation
Paragraph 45.5.9 of Mexican FRS D-3 previously established that the interest rate used to discount post-employment benefit obligations (funded or unfunded) was to be determined by reference to market yields on high-quality corporate bonds or when no such information was available, by reference to market yields on government bonds.

However, based on recommendations received by the CINIF, Mexican FRS D-3 was amended to allow entities to elect to use either the government bond rate or the corporate bond rate to determine the discount rate.

In its analysis regarding this topic, the CINIF clarified that paragraph 45.5.9 of Mexican FRS D-3 requires the use of corporate bond rates or government bond rates to determine the present value of these long-term employee benefit obligations because the credit risk associated with these instruments is nil or extremely low and consequently, both rates represent the time value of money, and that for this reason the CINIF concluded that either of the two rates should be reliable and appropriate for determining the discount rate.

These improvements are effective for annual periods beginning on or after January 1 2017, with early adoption permitted.

Company management is analyzing what effects the adoption of this new standard will have on the Company’s financial statements.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

b)	Treatment of remeasurements of the net defined benefit liability
Paragraph 45.4.4 c) of Mexican FRS D-3 previously established that the difference between the final net defined benefit liability determined based on paragraph b) and the expected net defined benefit liability determined based on paragraph a) should be recognized as a remeasurement of the net defined benefit liability in other comprehensive income (OCI), as set forth in section 45.7 of the accounting standard.

The CINIF amended Mexican FRS D-3 to allow entities to elect to recognize the remeasurements referred to in paragraph 45.4.4 in either OCI, as previously required by the accounting standard, or in profit or loss at the time the remeasurements are determined.

The CINIF believes that to option to recognize remeasurements in either OCI or profit or loss is a more practical accounting treatment for this item.

These improvements are effective for annual periods beginning on or after January 1 2017, with early adoption permitted.

Company management is analyzing what effects the adoption of this new standard will have on the Company’s financial statements.

2. Related Parties

The companies mentioned in this note are considered affiliates, as the Company’s shareholders are also shareholders in such companies.

a) An analysis of balances due from and to related parties as at December 31 2016 and 2015 is as follows:

	2016	2015
Payables:
J&S Audiovisual, Inc.	Ps.21,366	Ps.6,371,769
Transportación Av, S.A. de C.V.	1,568,000	1,954,756
Corporación y Dirección Integral, S.C.	866,100	1,176,656
Servicios de Interacción Independiente, S. de R.L.	4,592,000	5,379,728
	Ps.7,047,466	Ps.14,882,909

As at December 31 2016 and 2015, balances receivable due from related parties consist of unsecured current accounts that bear no interest and are payable in cash within 60 days.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

b) During the years ended December 31 2016 and 2015, the Company had the following transactions with its related parties:

	For the year ended December 31
	2016	2015
Interests income:
Transportación Av, S.A. de C.V.	Ps.37,957	Ps.—

Lease expenses:
J&S Audiovisual Communications, Inc.	8,687,021	11,036,296
Technical assistance received:
J&S Audiovisual Communications, Inc.	2,774,407	3,933,216
Servicios de Interacción Independiente, S. de R.L.	29,814,136	18,337,925

Other services received:
J&S Audiovisual Communications, Inc.	—	1,478,781
Corporación y Dirección Integral, S.C.	9,639,778	11,745,781
Transportación Av, S.A. de C.V.	14,310,825	14,387,751

3. Taxes to recover

An analysis of taxes to recover as at December 31 2016 and 2015 is as follows:

	2016	2015
Valued added tax	Ps.15,371,497	Ps.14,112,778
Income tax	1,787,625	2,249,762
Flat business tax rate	—	108,497
Cash deposits tax	—	31,763
	Ps.17,159,122	Ps.16,502,800

4. Prepaid Expenses

An analysis of prepaid expenses as at December 31 2016 and 2015 is as follows:

	2016	2015
Advance payments made to suppliers	Ps.655,608	Ps.2,164,490
Prepaid insurance	474,806	288,604
	Ps.1,130,414	Ps.2,453,094

5. Property, Plant and Equipment

a) An analysis of property, plant and equipment as at December 31 2016 and 2015 is as follows:

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

	2016			2015
		Accumulated	Useful		Accumulated
	Investment	depreciation	life	Investment	depreciation
Lands	Ps.—	Ps.—		Ps.943,549	Ps.—
Transportation equipment	1,384,087	887,140	4 years	1,318,559	1,318,559
Furniture and office equipment	3,793,085	2,061,810	10 years	3,209,985	1,814,882
Computer equipment	4,380,132	2,605,871	3 years	3,013,842	1,938,647
Communication equipment	1,327,167	648,768	10 years	1,049,732	555,585
Operating equipment	86,921,255	42,553,231	5 years	62,644,389	32,705,135
Improvements to building	8,192,649	4,826,408	5 years	7,181,023	3,184,930
	Ps.105,998,375	Ps.53,583,228		Ps.79,361,079	Ps.41,517,738
Property, plant and equipment, net	Ps.52,415,147			Ps.37,843,341

b) Depreciation expense for the years ended December 31 2016 and 2015 was Ps.13, 052,109 and Ps.9, 350,142 respectively.

6. Reserve for seniority bonus and termination benefits

An analysis of the net periodic benefit cost, the net defined benefit liability and plan assets associated with the Company’s post-employment benefits (seniority premiums and termination benefit plan) as at and for the year ended as at December 31, 2016 is as follows:

a)	Net periodic benefit cost

	2016
	Retirement benefits	Termination benefits	Total
Analysis of net periodic benefit cost for 2016:
Current year service cost	Ps.22,648	Ps.22,384	Ps.45,032

Net interest on net defined benefit liability	36,765	144,721	181,486
Recycling of remeasurements	492	(29,037)	(28,545)
Net periodic benefit cost for 2016	Ps.59,905	Ps.138,068	Ps.197,973

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

b)	An analysis of changes in the Company’s net defined benefit liability/(asset) is as follows:

	Retirement benefits	Termination benefits	Total
Net defined benefit liability:
Net defined benefit liability as at January 1 2015	Ps.—	Ps.457,681	Ps.457,681
Current year service cost	507,754	1,677,234	2,184,988
Net defined benefit liability as at December 31 2015	507,754	2,134,915	2,642,669

Current year service cost	98,651	412,451	511,102
Net interest on net defined benefit liability/(asset)	36,765	144,721	181,486
Actuarial losses (gains) generated by changes in hypotheses	4,191	(186,515)	(182,324)
Loss or (gain) for a Personnel Reduction (PR)	(76,003)	(390,067)	(466,070)
Net defined benefit liability as at December 31 2016	Ps.571,358	Ps.2,115,505	Ps.2,686,863

c)	The key assumptions used in the actuarial study, expressed in absolute terms, were as follows:

	2016	2015
Discount rate	5.04%	7.60%
Expected salary increase rate	4.40%	4.40%

7. Short-term Employee Benefits

a) Short-term employee benefits:

As at December 31 2016 and 2015, the Company has recognized accrued liabilities for short‑term employee benefits, which are related to employee profit sharing payable, for an amount of Ps. 4,354,220 and Ps. 3,739,131 respectively.

b) Employee Profit Sharing (EPS)

An analysis of employee profit sharing for the years ended December 31 2016 and 2015 is as follows:

	2016	2015
Current Employee Profit Sharing	Ps.4,354,220	Ps.3,739,131
Deferred Employee Profit Sharing	(1,101,519)	(958,757)
Total Employee Profit Sharing	Ps.3,252,701	Ps.2,780,374

The amount of employee profit sharing is registered under concept of expenses.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

c) Deferred Employee Profit Sharing (EPS)

An analysis of deferred employee profit sharing as at December 31 2016 and 2015 is as follows:

	2016	2015
Deferred Employee Profit Sharing assets:
Fixed assets	Ps.354,405	Ps.367,672
Allowance for doubtful accounts	217,654	254,888
Provisions	61,331	188,556
Customers advance	1,488,896	383,571
Employee benefits	268,686	264,267
Valuation allowance	(217,654)	(254,888)

Deferred Employee Profit Sharing liabilities:
Advances to suppliers	(65,561)	(216,449)
Expenses for insurances	(47,481)	(28,860)
Deferred employee profit sharing asset, net	Ps.2,060,276	Ps.958,757

8. Security deposits

An analysis of guarantee deposits as at December 31 2016 and 2015 is as follows:

	2016	2015
Bond to guarantee tax credit (Note 14 e)	Ps.1,283,742	Ps.1,283,742
Other guarantee deposits	922,433	559,727
	Ps.2,206,175	Ps.1,843,469

9. Capitalized leases

As at December 31 2016 and 2015, Operating lease contracts are classified as capitalizable, recorded at the present value of the minimum payments or at the market value of the assets, whichever is lower and amortized over the useful life of the asset, up to a maximum of 5 (five) years.

Future rent payments are shown below:

	2016	2015
2016	Ps.—	Ps.2,347,740
2017	8,298,947	2,347,740
2018	5,938,610	978,224
2019	3,200,127	—
Present value of minimum payments	17,437,684	5,673,704
Less: Current portion of capitalized leases	8,298,947	2,347,740
Long-term lease obligations for capitalized leases	Ps.9,138,737	Ps.3,325,964

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

10. Taxes payable

Balances of taxes payable as at 31 December 2016 and 2015, are integrated as follows:

	2016	2015
VAT	Ps.4,427,571	Ps.7,377,390
Income tax	4,720,114	3,459,860
Income tax withheld for wages	858,008	1,555,635
Social Security and INFONAVIT Contributions	1,732,662	2,086,503
Payroll tax	165,075	267,223
	Ps.11,903,430	Ps.14,746,611

11. Provisions for contingencies.

Balances of provisions for contingencies as at 31 December 2016 and 2015, are integrated as follows:

	2016	2015
Provision of bonuses and incentives	Ps.—	Ps.557,536
Provision for legal expenses	613,308	1,313,308
Other	—	14,719
	Ps.613,308	Ps.1,885,563

12. Patrimony

a) The Company´s share capital as at 31 December 2016 and 2015, is represented by three social parts with a total value of Ps. 400,000 at nominal value (ps.544,379 updated value) which constitute the fixed portion of the capital stock.

Patrimony is integrated as follows:

Share capital	2016	2015
Fixed capital	Ps.400,000	Ps.400,000
Variable capital	13,095,600	13,095,600
Restatement effect	144,379	144,379
Total	Ps.13,639,979	Ps.13,639,979

b) In accordance with the Mexican Corporations Act, the Company is required to appropriate at least 5% of the net income of each year to increase the legal reserve. This practice must be continued each year until the legal reserve reaches 20% of the value of the Company’s share capital. At an extraordinary shareholders’ meeting held on December 26 2016, the shareholders agreed to separate and the legal reserve in Ps. 2,597,839, amount that was separated from earned profits during years 2002, 2003, 2004, 2006, 2007, 2008, 2012, 2013 and 2015, resulting a total of Ps. 2,677,839.
At regular partner’ meetings held on December 26 2016, the partners declared cash dividends of Ps. 8,237,940, paid in different exhibitions during the year. Dividends were taken based on the profits for the period from January 1 to December 31 of fiscal years 2008 and 2012.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

c) Earnings distributed in excess of the Net reinvested taxed profits account (CUFINRE) and Net taxed profits account (CUFIN) balances will be subject to the payment of corporate income tax at the statutory rate at that time. The payment of this tax may be credited against the Company’s current income tax.
Dividends paid to foreign individuals and corporations from earnings generated as of January 1 2014 shall be subject to an additional 10% withholding tax.

13. Income tax

a) Income tax

The Mexican Income Tax Law (MITL) establishes a corporate income tax rate for Mexico of 30% for fiscal years 2016 and 2015.

The MITL establishes requirements and limits regarding certain deductions, including restrictions on the deductibility of payroll-related expenses that are considered tax-exempt for employees, contributions to create or increase pension fund reserves, and Mexican Social Security Institute dues that are paid by the Company but that should be paid by the employees. The MITL also establishes that certain payments made to related parties shall not be deductible if they do not meet certain requirements.

For the period ended as at December 31 2016 and 2015, the Company determined tax Income for Ps.38,546,416 and Ps.31,638,568, respectively, resulting taxes of Ps.11,563,925 and Ps. 9,491,572, respectively.

b) Employee profit sharing (EPS)

The MITL establishes that entities are to calculate their EPS on the basis of their taxable earnings for the year determined for income tax purposes, plus or minus the effects of certain adjustments specified in the MITL.

c) An analysis of income tax recognized in the statement of comprehensive income for the years ended December 31 2016 and 2015 is as follows:

	2016	2015
Current income tax	Ps.11,563,925	Ps.9,491,572
Deferred income tax	(3,489,084)	(2,225,574)
Total income tax	Ps.8,074,841	Ps.7,265,998

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

d) Deferred income tax

An analysis of deferred taxes shown in the statement of financial position is as follows:

	2016	2015
Deferred tax assets:
Fixed assets	1,063,215	1,103,015
Allowance for doubtful accounts	652,963	764,663
Provisions	183,992	565,669
Customers advance	4,466,687	1,150,715
Employee profit sharing payable	1,306,266	1,121,739
Employee benefits	806,059	792,801
Valuation allowance	(652,963)	(764,663)

Deferred tax liabilities:
Advances to suppliers	(196,682)	(649,347)
Insurance prepaid expenses	(142,442)	(86,581)
Deferred income tax asset, net	7,487,095	3,998,011

14. Reconciliation of Mexican FRS to US GAAP

The financial statements of the Company are prepared in accordance with Mexican FRS, which differ in certain respects from accounting principles generally accepted in the United States of America (“US GAAP”) Codifications (“ASC”) that have been adopted by the Company.

For the periods presented in this statutory report, the main differences between Mexican FRS and USGAAP relate to the following:

a)	Net income reconciliation Mexican FRS vs. U.S. GAAP

	December 31, 2016	December 31, 2015
Net income of the year NIF	Ps.13,164,274	Ps.27,099,565
US GAAP adjustments:
Depreciation of property, plant and equipment, net(1)	(31,065)	(43,729)
Employee benefits (2)	(905,279)	—
Deferred income tax (1)	124,190	114,957
Deferred profit sharing (3)	(1,101,519)	(958,757)
Revenue recognition and related costs (5)	(3,589,256)	5,550,862
Total US GAAP adjustments	Ps.(5,502,929)	Ps.4,663,333
Net income of the year US GAAP	Ps.7,661,345	Ps.31,762,898

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

b)	Stockholders’ Equity reconciliation Mexican FRS vs. US GAAP

	December 31, 2016	December 31, 2015
Total stockholders’ equity according to Mexican FRS	Ps.34,749,837	Ps.29,669,724
US GAAP adjustments:
Share capital inflation effects (4)	(144,379)	(144,379)
Inflation effects on propriety, plant and equipment, net (1)	(54,251)	(54,251)
Accumulated depreciation of property, plant and equipment, net. (1,4)	(328,654)	(285,208)
Share capital inflation effects (4) –retained earnings (5)	6,432,777	2,942,190
Deferred profit sharing (3)	2,060,276	(958,757)
Retained earnings(1,3,4)	(958,757)	958,757
	7,007,012	2,458,352
Other comprehensive income	905,279	—
Net income	(5,502,929)	4,663,333

Total stockholders' equity under US GAAP	Ps.37,159,199	Ps.36,791,409

1)	Property, plant and equipment

For Mexican FRS purposes, initial recognition of plant, property and equipment include the costs initially incurred to acquire or build the asset, plus costs subsequently incurred to replace the asset or enhance its service capability. For machinery and equipment, components with different estimated useful lives are depreciated over their individual useful lives.

Under US GAAP, depreciation of Property, plant and equipment is calculated using the straight-line method over the following estimated useful lives, even when the application of different depreciation rates and useful lives to components of machinery and equipment is permitted, it is not a common practice under this accounting framework.
As a result of the difference mentioned above, the balance of plant, property and equipment decreased by Ps. 413,970 and Ps. 383,188 as of December 31, 2016 and 2015 respectively, having an effect on the deferred income tax determination.

Depreciation expense decreased by Ps. 31,065 and Ps. 43,728 for the periods starting on January 1st to December 31, 2016 and 2015, respectively.

2)	Employee benefits:

Employee Benefits under Mexican FRS eliminate the recognition of additional labor liability resulting from the difference between actual benefits and net projected liabilities, establishes a maximum of five years to amortize the beginning balance of past labor costs of pension plans and severance indemnities and requires the recognition of actuarial gains or losses of severance indemnities on the income statement on the period when those are incurred. The application of Mexican FRS on employee benefits create a difference in the unamortized net transition obligation and amortization expense of pension plans and severance indemnities.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

3)	Deferred employee profit sharing:

Under Mexican FRS, deferred employee profit sharing is calculated using the asset and liability method, which is the method used to compute deferred income taxes, as the basis of profit sharing calculation is taxable income. According to U.S. GAAP, deferred profit sharing recognition is not permitted.

4)	Inflation effects of property, plant and equipment

The statutory financial statements under Mexican FRS have recognized inflation effects for share capital and non-monetary items that were acquired or recognized in the financial statements before December 31 2007, as such items reflect the cumulative effects of inflation from their initial recognition date through December 31 2007; under US GAAP, inflation effects recognition are not permitted.

5)	Revenue recognition and related costs

Under Mexican FRS, revenue is recognize in accordance with IAS 18 Revenue once the following conditions have been met:

•	The amount of revenue can be measured reliably;

•	It is probable that the economic benefits associated with the transaction will flow to the entity;

•	The stage of completion of the transaction at the end of the reporting period may be measured reliably; and

•	The costs incurred or to be incurred.

In conclusion, the Mexican financial statements recognize revenue when they are invoiced and authorized by the clients in amount for their payment as well as the commissions related to such income, which generally occurs after the service is provided or when the cost is incurred.

Under US GAAP, service contracts are accounted for in a manner consistent with that in which performance of the services occurs; possible revenue recognition methods include the proportional performance method, the straight-line method or recognition on completion of all related services.

c)	Deferred Taxes

Mexican FRS presentation requirements for deferred income taxes require their classification to be presented as non-current, while under U.S. GAAP require income taxes to be classified according to their estimated realization date as current or non-current, the effect on the statutory financial statements´ presentation is as follows:

	December 31, 2016	December 31, 2015
Deferred assets short term	Ps.5,558,019	Ps.1,651,482
Deferred assets long term	2,053,266	2,461,485
Balance Sheet	Ps.7,611,285	Ps.4,112,967

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

d) Statement of Cash Flows:

Statement of Cash Flows prepared under Mexican FRS is similar to cash flows standards for U.S.
GAAP except for different presentation of interest costs, and certain other supplemental disclosures as follows:

Year ended at December 31, 2016

Operating activities	2016	Adjustments	US GAAP
Income before taxes on profit	Ps.21,239,115	Ps.(5,627,120)	Ps.15,611,995
Items not affecting cash flows	(588,364)	1,989,048	1,400,684
Items related to investing activities	13,052,109	31,065	13,083,174
Items related to financing activities	696,626	905,279	1,601,905
Changes in operating assets and liabilities	(7,913,319)	3,704,212	(4,209,107)
Net cash flows from operating activities	26,486,167	1,002,484	27,488,651
Net cash flows used in investing activities	(15,519,395)	(1,002,484)	(16,521,879)
Net cash flows used in financing activities	(8,817,520)	—	(8,817,520)
Net increase in cash	2,149,252	—	2,149,252
Cash at beginning of year	1,041,607	—	1,041,607
Cash at end of year	Ps.3,190,859	—	Ps.3,190,859

Year ended at December 31, 2015

Operating activities	2015	Adjustments	US GAAP
Income before taxes on profit	Ps.34,365,563	Ps.4,548,377	Ps.38,913,940
Items not affecting cash flows	(2,629,258)	3,612,189	982,931
Items related to investing activities	9,350,142	43,728	9,393,870
Items related to financing activities	968,743	—	968,743
Changes in operating assets and liabilities	(21,671,171)	(8,348,672)	(30,019,843)
Net cash flows from operating activities	20,384,019	(144,378)	20,239,641
Net cash flows used in investing activities	(19,986,564)	144,378	(19,842,186)
Net cash flows used in financing activities	(164,825)	—	(164,825)
Net increase in cash	232,630	—	232,630
Cash at beginning of year	808,977	—	808,977
Cash at end of year	Ps.1,041,607	—	Ps.1,041,607

15. Contingencies and Commitments

a) The Company is involved in several lawsuits that correspond to the normal course of operations, which are considered not to have a material impact on its financial information.
b) In accordance with current Mexican Tax Law, the Company’s income tax returns are open to review by the tax authorities for a period of five years from the date they are filed.
c) In accordance with the Mexican Income Tax Law, companies that carry out transactions with related parties are subject to tax restrictions and obligations with respect to the determination of the prices charged, since such prices should be similar to the prices that would have been used with or between independent parties in comparable transactions.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

Should the tax authorities review and reject the Company’s intercompany pricing, they may demand payment of the omitted taxes, plus restatement and surcharges, as well as fines for amounts of up to 100% of the restated omitted taxes.

d) Enacted changes made to the Mexican Federal Labor Law that came into effect on December 1 2012 could have an effect on the Company’s financial position. The effects of these changes may vary from a disclosure in the financial statements to the recognition of an additional liability for employee profit sharing or other liabilities related to employee benefits. As at December 31 2016, the Company has evaluated the effects that the changes in the labor law may have on its financial information and has concluded that the changes have had no effect as at 31 December 2016. However, this situation may change in the future and so the Company will continue assessing the effects of the changes to the law in the years to come.
e) On September 19, 2013, the Company filed a motion for annulment in the Regional Court of the Caribbean of the Federal Court of Fiscal and Administrative Justice, against resolutions issued by the Local Tax Audit Manager of Cancun, through which a tax credit for alleged omissions in the whole of Income Tax, FBRT and VAT, updates, surcharges and fines, all corresponding to fiscal year 2008. In this matter, the Company obtained a judgment on October 28, 2015 issued by the Fiscal Chamber of the First Collegiate Court of the Twenty-seventh Circuit with residence in Cancun, Quintana Roo, where the nullity of the process is notified, due to improper reasoning and motivation of the visitation order, the authority can remedy the formal defect and issue a new resolution as long as its powers have not expired, the Company has a bond as guarantee for the tax credit (See Note 8).
*****

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

Statements of Financial Position

(Amounts in Mexican pesos)

	As at 30 September		As at 31 December
	2017	2016	2016
Asset
Current assets:
Cash	Ps.772,345	Ps.2,463,250	Ps.3,190,859

Accounts receivable:
Trade (net of allowance for doubtful accounts of Ps.1,819,790 in 2017 and for Ps. 4,096,273 in 2016 respectively and for Ps. 2,176,542 in December 2016)	7,963,926	7,364,520	9,906,450
Debtors	435,923	278,946	314,834
Taxes to recover (Note 3)	21,554,734	21,457,379	17,159,122
	29,954,583	29,100,845	27,380,406

Inventories	4,578,614	5,105,651	2,546,156
Prepaid expenses (Note 4)	1,128,057	3,800,120	1,130,414
Total current assets	36,433,599	40,469,866	34,247,835

Non-current assets:
Property, plant and equipment, net (Note 5)	53,446,114	47,605,457	52,415,147
Deferred income tax (Note 13d)	5,429,366	3,998,011	7,487,095
Deferred employee profit sharing (Note 7)	1,697,289	958,757	2,060,276
Security deposits (Note 8)	2,206,175	1,843,469	2,206,175
Other assets	609,608	585,138	581,138
Total non-current assets	63,388,552	54,990,832	64,749,831
Total assets	Ps.99,822,151	Ps.95,460,698	Ps.98,997,666

Liabilities and patrimony
Short-term liabilities:
Suppliers	Ps.10,343,439	Ps.7,931,431	Ps.5,042,230
Sundry creditors	259,817	261,573	273,672
Related parties (Note 2)	5,629,988	5,274,360	7,047,466
Payable employee profit sharing (Note 7)	3,446,695	1,061,855	4,354,220
Capital lease obligations (Note 9)	2,171,099	5,928,453	8,298,947
Taxes payable (Note 10)	15,739,924	16,871,458	11,903,430
Customer advances	8,672,407	2,536,220	14,888,956
Total short-term liabilities	46,263,369	39,865,350	51,808,921

Long-term liabilities:
Capital lease obligations (Note 9)	11,527,312	2,885,450	9,138,737
Contingencies provisions (Note 11)	4,182,078	3,154,803	613,308
Employee benefits (Note 6)	3,085,278	2,642,669	2,686,863
Total long-term liabilities	18,794,668	8,682,922	12,438,908
Total liabilities	65,058,037	48,548,272	64,247,829

Patrimony (Note 12):
Share Capital	13,639,979	13,639,979	13,639,979
Legal reserve	2,677,839	80,000	2,677,839
Retained earnings	18,292,517	33,192,447	18,278,240
Other comprehensive income	153,779	—	153,779
Total patrimony	34,764,114	46,912,426	34,749,837
Total liabilities and patrimony	Ps.99,822,151	Ps.95,460,698	Ps.98,997,666
The accompanying notes are an integral part of these financial statements.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

Statements of Comprehensive Income

(Amounts in Mexican pesos)

	Period of 1 January as of 30 September		Year ended 31 December
	2017	2016	2016
Service revenue	Ps.200,775,872	Ps.228,841,907	Ps.278,523,425

Operating expenses	189,815,141	196,369,227	251,613,616
Operating profit	10,960,731	32,472,680	26,909,809

Financing cost:
Interest income (Note 2)	—	31,033	37,957
Interest expense and other finance expenses	(187,600)	(165,030)	(579,580)
Foreign exchange gain (loss), net	1,201,552	(738,684)	(5,129,071)
	1,013,952	(872,681)	(5,670,694)

Income before income tax	11,974,683	31,599,999	21,239,115

Income tax (Note 13)	9,648,349	6,720,000	8,074,841
Net comprehensive income	Ps.2,326,334	Ps.24,879,999	Ps.13,164,274
The accompanying notes are an integral part of these financial statements.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

Statements of Changes in Patrimony

Period of nine months ended 30 September 2017 and year ended 31 December 2016

(Amounts in Mexican pesos)

	Share capital	Legal reserve	Retained earnings	Other comprehensive income	Total patrimony
Balance as at 31 December 2015	Ps.13,639,979	Ps.80,000	Ps.15,949,745	Ps.—	Ps.29,669,724
Dividends paid (Note 12c)	—	—	(7,637,297)	—	(7,637,297)
Net income from January to September 2016	—	—	24,879,999	—	24,879,999
Balance as at 30 September 2016	Ps.13,639,979	Ps.80,000	Ps.33,192,447	—	Ps.46,912,426
Dividends paid (Note 12c)	—	—	(600,643)	—	(600,643)
Other comprehensive income	—	—	—	153,779	153,779
Legal reserve (Note 12b)	—	2,597,839	(2,597,839)	—	—
Net loss from October to December 2016	—	—	(11,715,725)	—	(11,715,725)
Balance as at 31 December 2016	Ps.13,639,979	Ps.2,677,839	Ps.18,278,240	Ps.153,779	Ps.34,749,837
Dividends paid (Note 12c)	—	—	(2,290,806)	—	(2,290,806)
Other capital movements	—	—	(21,251)	—	(21,251)
Net income	—	—	2,326,334	—	2,326,334
Balance as at 30 September 2017	Ps.13,639,979	Ps.2,677,839	Ps.18,292,517	Ps.153,779	Ps.34,764,114
The accompanying notes are an integral part of these financial statements.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

Statements of Cash Flows
(Amounts in Mexican pesos)

	Period of 1 January as of 30 September
	2017	2016
Operating activities
Income before income tax	Ps.11,974,683	Ps.31,599,999

Items not affecting cash flows:
Depreciation of property, plant and equipment	12,740,743	8,521,158
Employee benefits	398,415	—
Deferred employee profit sharing	362,988	—
Effect on uncollectible accounts reserve	(354,636)	1,557,501
Loss (gain) on disposal of property, plant and equipment	496,202	(91,210)
Interest expense	187,600	165,030
Interest income	—	(31,033)

Changes in operating assets and liabilities:
Trade accounts receivable	2,297,159	4,083,918
Debtors	(121,089)	(45,778)
Taxes to recover	(4,395,612)	(4,954,579)
Inventories	(2,032,458)	(2,217,731)
Prepaid expenses	2,357	(1,347,026)
Other assets	(28,470)	(39,068)
Suppliers	5,301,209	3,942,872
Sundry creditors	(13,855)	11,985
Related parties	(1,417,478)	(9,608,549)
Taxes payable	3,836,494	2,124,847
Customers advance	(6,216,549)	(1,299,498)
Employee profit sharing payable	(907,525)	(2,677,276)
Provisions	3,568,770	1,269,240
Income tax	(7,590,620)	(6,720,000)
Interest receivable	—	31,033
Net cash flows from operating activities	18,088,328	24,275,835

Investing activities
Acquisition of property, plant and equipment, net	(18,028,436)	(15,051,865)
Net cash flows used in investing activities	(18,028,436)	(15,051,865)

Financing activities
Interest paid	(187,600)	(165,030)
Dividends paid	(2,290,806)	(7,637,297)
Net cash flows used in financing activities	(2,478,406)	(7,802,327)

Net (decrease) increase in cash	(2,418,514)	1,421,643
Cash at beginning of year	3,190,859	1,041,607
Cash at end of year	Ps.772,345	Ps.2,463,250
The accompanying notes are an integral part of these financial statements.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS
As at 30 September 2017 and 2016 and 31 December 2016

(Amounts in Mexican pesos, unless otherwise indicated)

1. Nature of Operations and Summary of Significant Accounting Policies

J&S Audiovisual Mexico, S. de R.L. de C.V. (collectively “the Company”) was incorporated under the Mexican Legislation on 30 October 2000, primarily to provide rental of audio and video equipment, as well as the assembly and design of scenography of events and conventions, as well as the export of audiovisual services.

Summary of significant accounting policies

a) Compliance with Mexican Financial Reporting Standards (“MFRS”)

The financial statements have been prepared in accordance with Mexican Financial Reporting Standards (“MFRS” or “Mexican FRS”).

b) Basis of preparation

The financial statements have been prepared on a historical-cost basis, except for non-monetary items that were acquired or recognized in the financial statements before 31 December 2007; as such, items reflect the cumulative effects of inflation from their initial recognition date through 31 December 2007.

The amounts shown in the financial statements and these notes are in Mexican pesos (Ps.), except where otherwise indicated.

The annual rate of inflation in Mexico for September 2017 and 2016 and December 2016, was determined based on the National Consumer Price Index (NCPI) published by the National Statistical and Geographical Information Agency (INEGI, by its acronym in Spanish), was 4.41% 1.47% and 3.36%, respectively. While the cumulative inflation rate for the three prior years was 10.21%, 7.86% and 9.87% respectively, under Mexican FRS, this cumulative inflation rate represents the necessary condition for considering Mexico as having a non-inflationary economic environment, which means that the financial statements should be prepared on a historical-cost basis.

c) Revenue recognition

Service revenue

The Company recognizes its revenue following the guidelines of International Accounting Standard 18 (IAS 18) Revenue issued by the International Accounting Standards Board (IASB), which it has applied on a supplementary basis since its incorporation, because Mexican FRS do not specifically address revenue recognition. Revenue is recognized by reference to the stage of completion of the service at the end of the reporting period. Revenue from a given transaction may be measured reliably when all the following conditions have been met:

(i)	The amount of revenue can be measured reliably

(ii)	It is probable that the economic benefits associated with the transaction will flow to the entity

(iii)	The stage of completion of the transaction at the end of the reporting period may be measured reliably, and

(iv)	The costs incurred or to be incurred in respect of the transaction can be measured reliably

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

Revenues for services of assembly and design of scenography are recognized at the time the service is rendered, according to the clauses established in the contracts.

The revenues from leasing audio and video equipment are recognized at the time the equipment rents are accrued according to the terms stipulated in the respective contracts.
d) Use of estimates

The preparation of financial statements in accordance with Mexican FRS requires the use of estimates and assumptions in certain areas. The Company based its estimates on the best available information at the time the financial statements were prepared. However, the existing circumstances and assumptions about future events may change due to changes in the market or circumstances that are beyond the Company’s control. Such changes are reflected in the assumptions as they occur.

The key assumption used as at 30 September 2017 and 2016 and 31 December 2016 to calculate those estimates that may represent a significant risk of requiring a material adjustment to the carrying amount of assets or liabilities affected in future periods is as follows:

Impairment in the value of non-financial assets
Impairment exists when the carrying amount of an asset or cash generating unit (CGU) exceeds its recoverable amount, which is the higher of its fair value less costs of disposal and its value in use. The fair value less costs of disposal calculation is based on available data from binding sales transactions, conducted at arm’s length, for similar assets or observable market prices less incremental costs for disposing of the asset. The value in use calculation is based on a discounted cash flow model. The cash flows are derived from the budget for the next five years and do not include restructuring activities that the Company is not yet committed to or significant future investments that will enhance the asset’s performance of the CGU being tested. The recoverable amount is most sensitive to the discount rate used for the discounted cash flow model as well as the expected future cash-inflows and the growth rate used for extrapolation purposes.
e) Cash

Cash and cash equivalents principally consist of bank deposits. Cash is recognized at its initial value and subsequently at its fair value.

f) Allowance for doubtful accounts

The Company’s policy is to provide for doubtful accounts on the balance of accounts receivable more than 90 days old, while also taking into consideration its past collection experience and accounts specifically identified as potentially uncollectible.

The Company evaluates annually the collectability of accounts due from related parties by examining their financial position and the market in which each of the related parties operates.

g) Prepaid expenses

Prepaid expenses are recognized as assets as of the date the payment is made, if it is probable that the future economic benefits associated with the item will flow to the Company. At the time the goods or services are received, prepaid

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

expenses are either capitalized or recognized in the statement of comprehensive income, depending on whether there is certainty that the acquired goods or services will generate future economic benefits.

The Company periodically evaluates prepaid expenses to determine the probability that these assets will no longer generate future economic benefits and to assess their recoverability. Unrecoverable amounts are recognized in the statement of comprehensive income as impairment losses.

h) Property, plant and equipment

Property, plant and equipment is recognized at cost. In the case of assets requiring a substantial period to get them ready for use, the Company capitalizes the borrowing cost incurred during the construction or installation phases of the assets.
The cost of acquiring property, plant and equipment includes the costs initially incurred to acquire or build the asset, plus costs subsequently incurred to replace the asset or enhance its service capability. For machinery and equipment made up of components with different estimated useful lives, the major individual components are depreciated over their individual useful lives. Repair and maintenance costs are expensed as incurred.

Depreciation of property, plant and equipment is calculated on the assets’ carrying amounts on a straight-line basis (since management considers that this method best reflects the use of these assets) and over the estimated useful lives of the assets (see note 5).

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognized in the statement of comprehensive income, when the asset is derecognized.

The carrying amount of property, plant and equipment is reviewed whenever there are indicators of impairment in the value of such assets. When the recoverable amount of an asset, which is the higher of the asset’s expected net selling price and its value in use (the present value of future cash flows) is less than its net carrying amount, the difference is recognized as an impairment loss.

For the period from 30 September 2017 and 2016 and 30 December 2016, there were no indicators of impairment.

i) Leases

Lease agreements are recognized as capital leases if the ownership of the leased asset is transferred to the lessee upon termination of the lease, the agreement includes an option to purchase the asset at a reduced price, the term of the lease is substantially the same as the remaining useful life of the leased asset, or the present value of minimum lease payments is substantially the same as the market value of the leased asset, net of any future benefit or scrap value.

When the risks and rewards inherent to the ownership of the leased good remain substantially with the lessor, they are classified as operating leases. Rent is recognized in the income statement as incurred.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

j) Accrued liabilities, provisions, contingent liabilities and commitments

Provisions are recognized when (i) the Company has a present obligation (legal or constructive) as a result of a past event, (ii) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and (iii) a reliable estimate can be made of the amount of the obligation.
Contingent liabilities are recognized only when it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation. In addition, commitments are only recognized when they will generate a loss.
k) Net defined benefit liability

Seniority premiums are paid to workers as required by Mexican Labor Law. Additionally, under Mexican Labor Law, the Company is liable to make certain payments to workers who terminate employment or are dismissed in certain circumstances.

The Company annually recognizes the liability for seniority premiums and termination benefits for so-called “pre-existing obligations” is based on independent actuarial calculations applying the projected unit credit method, using financial assumptions net of inflation.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses and the return on plan assets, are immediately recognized in the statement of financial position with the effect recognized in OCI, and they are recycled to profit or loss in a subsequent period based on the average remaining working lives of the employees expected to receive the benefits of the current plan.

Past service costs are recognized at the earlier of the following dates:

•	When the plan amendment or curtailment occurs

•	When the Company recognizes related restructuring costs.
l) Employee profit sharing (EPS)
Current and deferred employee profit sharing are presented as part of costs or expenses in the statement of comprehensive income.

Deferred employee profit sharing is determined using the asset and liability method. Under this method, deferred employee profit sharing is determined by applying the 10% rate to all temporary differences between the values of assets and liabilities for financial and tax reporting purposes. The Company periodically evaluates the possibility of recovering deferred employee profit sharing assets and if necessary, creates a valuation allowance for those assets that do not have a high probability of being realized.
As of 30 September 2016, the Company did not accrue the effects for deferred EPS.
m) Exchange differences

Transactions in foreign currency are recognized at the prevailing exchange rate on the day of the related transactions. Foreign currency denominated assets and liabilities are translated using the exchange rate ruling at the reporting date.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

Exchange differences from the transaction date to the time foreign currency denominated assets and liabilities are settled, as well as those arising from the translation of foreign currency denominated balances at the date of the statement of financial position, are recognized in the statement of comprehensive income.

n) Comprehensive income

Comprehensive income represents the increase or decrease in earned capital from net income or loss for the year, components of other comprehensive income (OCI) and the Company’s share in the OCI of other entities. Other comprehensive income represents accrued income and expenses, which are pending completion.

During the periods ended 30 September 2017 and 2016 and for the year ended 31 December 2016, it basically consists of the application of D-3 and net income.

o) Income tax

Current income tax
Current income tax is recognized as a current liability, net of prepayments made during the year.

Deferred income tax
Deferred income tax is calculated using the asset and liability method. Under this method, deferred taxes are recognized on all temporary differences between financial reporting and tax values of assets and liabilities, applying the enacted income tax rate as of the date of the statement of financial position, or the enacted rate at the date of the statement of financial position that will be in effect when the temporary differences giving rise to deferred tax assets and liabilities are expected to be recovered or settled.

The Company periodically evaluates the possibility of recovering deferred tax assets and if necessary, creates a valuation allowance for those assets that do not have a high probability of being realized.

As at 30 September 2016, the Company did not accrue the deferred income tax effects.

p) Statement of comprehensive income presentation

Costs and expenses shown in the Company’s statement of comprehensive income are presented based on their function, since such classification allows for an accurate evaluation of both gross profit and operating margins.

Although the presentation of operating income is not required, this caption is shown in the statement of comprehensive income, since it is an important indicator used for evaluating the Company’s operating results.

q) New accounting pronouncements

The following is a brief description about the most relevant aspects of new standards that are effective for annual periods beginning on or after 1st January 2018, with early adoption permitted:

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

(i) Mexican FRS C-3 Accounts Receivable
The principal accounting changes contained in Mexican FRS C-3 are as follows:
a) This new accounting standard establishes that accounts receivable that arise as the result of a contract represent a financial instrument. Although certain accounts receivable arising as the result of a legal right or stemming from tax balances often have characteristics of a financial instrument, as generating interests, they are not actually financial instruments.
b) An entity’s assessment regarding the non-recoverability of trade accounts receivable should be recognized from the time the balance is due from the counterparty based on the expected credit loss. This amount should be recognized in an entity’s statement of income as part of an existing expense caption, or in a separate expense caption when the amount of the expected loss is material.
c) From initial recognition, the value of accounts receivable should be adjusted to reflect the time value of money. Whenever the time value of money is material on the basis of the term of the account receivable, the account receivable should be adjusted to present value. The effect of present value is considered material whenever the agreed upon term of full or partial payment of the account receivable is more than one year, since it is assumed that the account receivable represents a financing transaction.
d) Mexican FRS C-3 requires entities to present an analysis of the beginning balance and ending balance of their bad debt estimates in their financial statements.
This standard is effective for annual periods beginning on or after 1st January 2018, with early adoption permitted for annual periods beginning on or after 1st January 2016, provided that the new standard is adopted together with Mexican FRS C-20 Financial Assets.
Company management is analyzing what effects the adoption of this new standard will have on the Company’s financial statements.
(ii) Mexican FRS C-9 Provisions, Contingencies and Commitments
The new Mexican FRS C-9 Provisions, Contingencies and Commitments will supersede Mexican accounting Bulletin C-9 Accrued Liabilities, Provisions, Contingent Assets and Liabilities and Commitments. The most important changes contained in the New Mexican FRS C-9 are as follows:

a) the accounting treatment for financial liabilities is no longer addressed in Mexican accounting Bulletin C-9, since this matter is now addressed in the new Mexican FRS C‑19 Financial Liabilities, and

b) The definition of liability has been modified to eliminate the “virtually certain” criteria and include the term probable “outflow of resources”.

This standard is effective for annual periods beginning on or after 1st January 2018, with early adoption permitted for annual periods beginning on or after 1st January 2016, if the new standard is adopted together with Mexican FRS C‑19 Financial Liabilities.

Company management is analyzing what effects the adoption of this new standard will have on the Company’s financial statements.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

(iii) Mexican FRS D-1 Revenue from Contracts with Customers
One of the overriding aims of the release of Mexican FRS D-1 Revenue from Contracts with Customers is to achieve more consistent revenue recognition practices by eliminating the supplementary application of International Accounting Standard 18 (IAS 18) Revenue and its interpretations, since this practice generally led to the application of a wide range of differing application criteria among entities in Mexico.
The critical aspects of the new revenue recognition model that will likely result in significant changes for entities are described below:
a) Under Mexican FRS D-1, revenue is recognized upon transfer of control, while IAS 18 requires revenue from sales of goods to be recognized when the risks and rewards of ownership have been transferred to the buyer, and revenue from services to be recognized when the service has been provided;
b) Mexican FRS D‑1 includes the concept of performance obligations, while IAS 18 includes few requirements of this kind for revenue recognition and only stipulates that revenue may be recognized for “separately identifiable components” of a single transaction, without providing any guidance regarding exactly what a “separately identifiable component” is;
c) Mexican FRS D-1 includes the concept of allocation of the transaction price to performance obligations based on stand-alone selling prices, in contrast to the previously applied accounting standard, which includes no general requirements regarding the allocation of the transaction price to performance obligations;
d) Mexican FRS D-1 introduces the concept of a conditional account receivable, which is an account receivable that requires satisfaction of another obligation within the same contract;
e) Mexican FRS D-1 allows the recognition of a right to payment, which is an entity’s unconditional right to an amount of consideration without the need to first satisfy a performance obligation. Under the previously applied accounting standard, this right to payment is disclosed but not recognized. In these cases, the entity may only recognize the revenue after control of the promised good or service has been transferred to the customer; and
f) Mexican FRS D-1 addresses the identification of transaction price. Under the previously applied accounting standard, the amount of revenue arising from a transaction is the fair value of the consideration received or receivable, but this standard provided no guidance regarding how to apply this fair value principle. Mexican FRS D-1 sets out the requirements and provides guidance for estimating variable considerations, and it addresses other aspects, like the existence of significant financing components, non-cash considerations and considerations payable to a customer (including customer credit).
Mexican FRS D-1 eliminates the supplementary application of IAS 18 Revenue and its interpretations.
Company management is analyzing what effects the adoption of this new standard will have on the Company’s financial statements.
(iv) Mexican FRS D-2 Costs of Contracts with Customers
Mexican FRS D-2 Costs of Contracts with Customers is the result of the separation of Mexican accounting Bulletin D-7 Construction Contracts and Contracts for the Manufacturing of Certain Capital Goods into two separate standards. In effect, while the New Mexican FRS D-1 addresses the recognition of revenue from contracts with customers, Mexican FRS D-2 addresses the recognition of costs of contracts with customers.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

In addition, Mexican FRS D-2 broadens the scope of Mexican accounting Bulletin D‑7, since the latter standard only addressed the costs of construction contracts and contracts involving the manufacturing of certain capital goods, while Mexican FRS D‑2 addresses costs of all types of contracts with customers.
Both Mexican FRS D-2 and Mexican FRS D-1 will supersede Mexican accounting Bulletin D-7 Construction Contracts and Contracts for the Manufacturing of Certain Capital Goods, and Interpretation to Mexican FRS 14 Real Estate Construction, Sales and Service Agreements, except for matters regarding the accounting treatment for assets and liabilities related to these types of contracts, since this matter is addressed under other FRS.
(v) Interpretation to Mexican FRS 21 Recognition of Benefits Paid for Employee Separations
The aim of Interpretation to Mexican FRS 21 Recognition of Benefits Paid for Employee Separations is to clarify the appropriate accounting treatment for these employee benefits, in accordance with the new Mexican FRS D-3 Employee Benefits, which is effective for annual periods beginning on or after 1st January 2016, with early adoption permitted for annual periods beginning on or after 1st January 2015.
Interpretation to Mexican FRS 21 specifies that entities must assess whether there are any so-called pre-existing obligations for payment of a benefit in order to determine if the benefit paid qualifies as a termination benefit or post-employment benefit, regardless of whether the separation of the employee was the result of voluntary or non-voluntary redundancy.
For purposes of the New Mexican FRS D-3, the practice of paying benefits for voluntary and involuntary redundancies, which creates a so-called pre-existing obligation for payment for the entity, qualifies as either a termination benefit or post-employment benefit and accordingly, the entity should record a provision based on the probability of payment of the benefit. In addition, provisions for termination benefits payable for reasons other than corporate restructurings that were previously recognized in accordance with the guidelines under the version of Mexican FRS D-3 that was effective until 31 December 2015 should be reclassified as part of post‑employment benefits.
Company management is analyzing what effects the adoption of this new standard will have on the Company’s financial statements.
Improvements to Mexican FRS for 2017
The new financial reporting rules that will give rise to accounting changes related to valuation, disclosures and presentation in the financial statements are as follows:
(i) Mexican FRS B-13 Events after the Reporting Period
Mexican FRS B-13 had originally established that long-term liabilities that become due and payable as the result of an entity’s breach of a contractual condition at the reporting date were to be reclassified to current liabilities at the reporting date, even when after the reporting date, the creditor has agreed not to demand payment from the entity.

However, based on recommendations received by the CINIF, Mexican FRS B-13 was amended to establish that if during the subsequent events period (i.e., from the reporting date to the date when the financial statements are authorized for issue) a debtor reaches an agreement with a creditor allowing the debtor to continue to make long-term payments against a liability contracted with long-term payment conditions, the entity may continue to recognize the debt as a long-term liability at the reporting date.

The CINIF, based on the economic substance postulate, indicated that in the case of bad debt arising after the reporting date, it is appropriate to maintain the long-term classification of the related financial assets or liabilities when a) the debt was originally contracted under long-term collection or payment conditions, and b) during the subsequent events period the debtor and creditor have reached an agreement for payment of the debt on a long-term basis. Mexican FRS

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

B-13 was amended based on this conclusion, and changes were also made to the other standards that address this matter, which include Mexican FRS B-6 Statement of Financial Position, Mexican FRS C-19 Financial Liabilities, and Mexican C-20 Financial Assets.

This new accounting rule established in Mexican FRS B-13 is considered a more appropriate accounting treatment for this type of subsequent event and it is consistent with US GAAP. This accounting change represents a new difference between Mexican FRS and International Financial Reporting Standards (IFRS) that the CINIF has classified as a Type B difference, which means that the CINIF believes that the guidance provided in Mexican FRS is more appropriate and the difference will only be eliminated if the respective accounting rule in IFRS is amended to converge with Mexican FRS.

These improvements are effective for annual periods beginning on or after 1st January 2017, with early adoption permitted for annual periods beginning on or after 1st January 2016.

Company management is analyzing what effects the adoption of this new standard will have on the Company’s financial statements.

(ii) Mexican FRS D-3 Employee Benefits
a)Discount rate for employee benefit liability valuation
Paragraph 45.5.9 of Mexican FRS D-3 previously established that the interest rate used to discount post-employment benefit obligations (funded or unfunded) was to be determined by reference to market yields on high-quality corporate bonds or when no such information was available, by reference to market yields on government bonds.

However, based on recommendations received by the CINIF, Mexican FRS D-3 was amended to allow entities to elect to use either the government bond rate or the corporate bond rate to determine the discount rate.

In its analysis regarding this topic, the CINIF clarified that paragraph 45.5.9 of Mexican FRS D-3 requires the use of corporate bond rates or government bond rates to determine the present value of these long-term employee benefit obligations because the credit risk associated with these instruments is nil or extremely low and consequently, both rates represent the time value of money, and that for this reason the CINIF concluded that either of the two rates should be reliable and appropriate for determining the discount rate.

These improvements are effective for annual periods beginning on or after 1st January 2017, with early adoption permitted.

Company management is analyzing what effects the adoption of this new standard will have on the Company’s financial statements.

b)	Treatment of remeasurements of the net defined benefit liability
Paragraph 45.4.4 c) of Mexican FRS D-3 previously established that the difference between the final net defined benefit liability determined based on paragraph b) and the expected net defined benefit liability determined based on paragraph a) should be recognized as a remeasurement of the net defined benefit liability in other comprehensive income (OCI), as set forth in section 45.7 of the accounting standard.

The CINIF amended Mexican FRS D-3 to allow entities to elect to recognize the remeasurements referred to in paragraph 45.4.4 in either OCI, as previously required by the accounting standard, or in profit or loss at the time the remeasurements are determined.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

The CINIF believes that to option to recognize remeasurements in either OCI or profit or loss is a more practical accounting treatment for this item.

These improvements are effective for annual periods beginning on or after 1st January 2017, with early adoption permitted.

Company management is analyzing what effects the adoption of this new standard will have on the Company’s financial statements.

2. Related Parties

The companies mentioned in this note are considered affiliates, as the Company’s shareholders are also shareholders in such companies.

a) The balances with related parties as of 30 September 2017 and 2016 and 31 December 2016 are integrated as follows:

	30 September 2017	30 September 2016	31 December 2016
Payables:
Servicios de Interacción Independiente, S. de R.L.	Ps.2,456,493	Ps.1,123,747	Ps.4,592,000
J&S Audiovisual, Inc.	2,023,495	696,743	21,366
Transportación Av, S.A. de C.V.	1,150,000	2,989,870	1,568,000
Corporación y Dirección Integral, S.C.	—	464,000	866,100
	Ps.5,629,988	Ps.5,274,360	Ps.7,047,466

As at 30 September 2017 and 2016 and 31 December 2016, balances payable to related parties consist of balances of current accounts, without interest, payable in cash within a period of 30 days for which there are no guarantees.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

b) During the periods ended 30 September 2017 and 2016 and 31 December 2016, the following operations were carried out with related parties:

	30 September 2017	30 September 2016	31 December 2016
Interest income:
Transportación Av, S.A. de C.V.	Ps.—	Ps.31,033	Ps.37,957

Lease expenses:
J&S Audio Visual Communications, Inc.	1,605,786	—	8,687,021
Technical assistance expenses:
J&S Audio Visual Communications, Inc.	1,713,434	—	2,774,407
Servicios de Interacción Independiente, S. de R.L.	22,448,665	21,537,522	29,814,136

Other services income:
J&S Audio Visual Communications, Inc.	7,983,862	—	—
Corporación y Dirección Integral, S.C.	5,484,078	6,626,847	9,639,778
Transportación Av, S.A. de C.V.	12,673,214	11,984,038	14,310,825

3. Taxes to recover

An analysis of taxes to recover as at 30 September 2017 and 2016 and 31 December 2016 is as follows:

	30 September 2017	30 September 2016	31 December 2016
Valued added tax	Ps.15,460,610	Ps.14,949,120	Ps.15,371,497
Income tax	6,094,124	6,367,999	1,787,625
Flat business tax rate	—	108,497	—
Cash deposits tax	—	31,763	—
	Ps.21,554,734	Ps.21,457,379	Ps.17,159,122

4. Prepaid Expenses

An analysis of prepaid expenses as at 30 September 2017 and 2016 and 31 December 2016 is as follows:

	30 September 2017	30 September 2016	31 December 2016
Advance payments made to suppliers	Ps.408,996	Ps.3,280,854	Ps.655,608
Prepaid insurance	719,061	519,266	474,806
	Ps.1,128,057	Ps.3,800,120	Ps.1,130,414

5. Property, Plant and Equipment

a) An analysis of property, plant and equipment as at 30 September 2017 and 2016 and 31 December 2016 is as follows:

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

	30 September 2017					30 September 2016				31 December 2016
			Accumulated		Useful			Accumulated				Accumulated
	Investment		depreciation		life	Investment		depreciation		Investment		depreciation
Lands	PS.—		PS.—			PS.943,549		PS.—		PS.—		PS.—
Transportation equipment	854,012		854,010		4 years	1,848,634		1,318,559		1,384,087		887,140
Furniture and office equipment	4,096,864		2,289,326		10 years	3,737,908		1,977,332		3,793,085		2,061,810
Computer equipment	4,561,009		3,136,115		3 years	5,766,242		2,351,272		4,380,132		2,605,871
Communication equipment	1,551,095		736,050		10 years	1,327,167		623,372		1,327,167		648,768
Operating equipment	101,367,069		54,170,295		5 years	77,067,092		40,561,911		86,921,255		42,553,231
Improvements to building	8,264,885		6,063,024		5 years	8,003,762		4,256,451		8,192,649		4,826,408
	Ps.	120,694,934	Ps.	67,248,820		Ps.	98,694,354	Ps.	51,088,897	Ps.	105,998,375	Ps.	53,583,228
Property, plant and equipment, Net	Ps.	53,446,114				PS.47,605,457				PS.52,415,147

b) Depreciation expense for the periods ended 30 September 2017 and 2016 and for the year ended 31 December 2016 was Ps. 12,740,743 and Ps. 8,521,158 and Ps. 13,052,109 respectively.

6. Reserve for seniority bonus and termination benefits

An analysis of the net periodic benefit cost, the net defined benefit liability and plan assets associated with the Company’s post-employment benefits (seniority premiums and termination benefit plan) as at and for the year ended as at 30 September 2017 and 2016 and 31 December 2016 is as follows:

a)	Net periodic benefit cost

	30 September 2017
	Retirement benefits		Termination benefits		Total
Integration of net periodic benefit cost from January to September 2017
Labor cost of the service projected from January to September 2017	Ps.	91,883	Ps.	306,532	Ps.	398,415
Net cost for the period January-September 2017	Ps.	91,883	Ps.	306,532	Ps.	398,415

	31 December 2016
	Retirement benefits	Termination benefits	Total
Integration of the net cost of the 2016 period:
Current service labor cost	Ps.22,648	Ps.22,384	Ps.45,032

Net interest on net defined benefit liabilities	36,765	144,721	181,486
Recycling of remeasurements of net defined benefits liabilities	492	(29,037)	(28,545)
Net cost of 2016	Ps.59,905	Ps.138,068	Ps.197,973

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

b)	An analysis of changes in the Company’s net defined benefit liability/(asset) is as follows:

	Retirement benefits	Termination benefits	Total
Net defined benefit liability:
Net defined benefit liability as at 1st January 2016	Ps.507,754	Ps.2,134,915	Ps.2,642,669
Net cost for the period January September 2016	—	—	—
Net defined benefit liability as at 30 September 2016	507,754	2,134,915	2,642,669

Current year service cost	98,651	412,451	511,102
Net interest on net defined benefit liability/(asset)	36,765	144,721	181,486
Actuarial losses (gains) generated by changes in hypotheses	4,191	(186,515)	(182,324)
Loss or (gain) for a Personnel Reduction (PR)	(76,003)	(390,067)	(466,070)
Net defined benefit liability as at December 31 2016	Ps.571,358	Ps.2,115,505	Ps.2,686,863

Net cost for the period January September 2017	Ps.91,883	Ps.306,532	Ps.398,415
Net defined benefit liability as at September 30, 2017	Ps.663,241	Ps.2,422,037	Ps.3,085,278

7. Short-term Employee Benefits

a) Short-term employee benefits:

As at 30 September 2017 and 2016 and 31 December 2016, the Company has recognized accrued liabilities for short‑term employee benefits, which are related to employee profit sharing payable, for an amount of Ps. 3,446,695 and Ps. 1,061,855 and Ps. 4,354,220 respectively.

b) Employee Profit Sharing (EPS)

An analysis of employee profit sharing as at 30 September 2017 and 2016 and 31 December 2016 is as follows:

	30 September 2017	30 September 2016	31 December 2016
Current Employee Profit Sharing	1,125,000	509,000	4,150,574
Deferred Employee Profit Sharing	362,988	—	(1,101,519)
Total Employee Profit Sharing	Ps.1,487,988	Ps.509,000	Ps.3,049,055

The amount of employee profit sharing is registered under concept of expenses.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

c) Deferred Employee Profit Sharing (EPS)

An analysis of deferred employee profit sharing as at 30 September 2017 and 31 December 2016 is as follows:

	30 September 2017	31 December 2016
Deferred Employee Profit Sharing assets:
Fixed assets	Ps.216,118	Ps.354,405
Allowance for doubtful accounts	181,979	217,654
Provisions	418,208	61,331
Customers advance	867,241	1,488,896
Employee benefits	308,528	268,686
Valuation allowance	(181,979)	(217,654)

Deferred Employee Profit Sharing liabilities:
Advances to suppliers	(40,900)	(65,561)
Expenses for insurances	(71,906)	(47,481)
Deferred employee profit sharing asset, net	Ps.1,697,289	Ps.2,060,276

As at 30 September 2016, the same Deferred EPS was recorded as of 31 December 2015.

8. Security deposits

An analysis of guarantee deposits as at September 30, 2017 and 2016 and December 31, 2016 is as follows:

	30 September 2017	30 September 2016	31 December 2016
Bond to guarantee tax credit (Note 14 e)	Ps.1,283,742	Ps.1,283,742	Ps.1,283,742
Other guarantee deposits	922,433	559,727	922,433
	Ps.2,206,175	Ps.1,843,469	Ps.2,206,175

9. Capitalized leases

As at 30 September 2017 and 2016 and 31 December 2016, Operating lease contracts are classified as capitalizable, recorded at the present value of the minimum payments or at the market value of the assets, whichever is lower and amortized over the useful life of the asset, up to a maximum of 5 (five) years.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

Future rent payments are shown below:

	30 September 2017	30 September 2016	31 December 2016
2016	Ps.—	Ps.1,204,433	Ps.—
2017	2,171,099	4,724,020	8,298,947
2018	6,398,920	2,391,792	5,938,610
2019	5,128,392	493,658	3,200,127
Present value of minimum payments	13,698,411	8,813,903	17,437,684
Less: Current portion of capitalized leases	2,171,099	5,928,453	8,298,947
Long-term lease obligations for capitalized leases	Ps.11,527,312	Ps.2,885,450	Ps.9,138,737

10. Taxes payable

Balances of taxes payable as at 30 September 2017 and 2016 and 31 December 2016, are integrated as follows:

	30 September 2017	30 September 2016	31 December 2016
VAT	Ps.3,006,612	Ps.3,972,892	Ps.4,427,571
Income tax	7,679,035	7,138,014	4,720,114
Income tax withheld for wages	3,907,226	1,383,459	858,008
Social Security and INFONAVIT Contributions	1,045,694	4,285,594	1,732,662
Payroll tax	101,357	91,499	165,075
	Ps.15,739,924	Ps.16,871,458	Ps.11,903,430

11. Provisions for contingencies.

Balances of provisions for contingencies as at 30 September 2017 and 2016 and 31 December 2016, are integrated as follows:

	30 September 2017	30 September 2016	31 December 2016
Labor contingencies	Ps.1,498,156	Ps.1,277,177	Ps.—
Provision of bonuses and incentives	2,069,498	557,536	—
Provision for legal expenses	613,308	1,313,308	613,308
Other	1,116	6,782	—
	Ps.4,182,078	Ps.3,154,803	Ps.613,308

12. Patrimony

a) The Company´s share capital as at 30 September 2017 and 2016 and 31 December 2016, is represented by three social parts with a total value of Ps. 400,000 at nominal value (Ps. 544,379 updated value) which constitute the fixed portion of the capital stock.

Share capital is integrated as follows:

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

Share capital	30 September 2017	30 September 2016	31 December 2016
Fixed capital	Ps.400,000	Ps.400,000	Ps.400,000
Variable capital	13,095,600	13,095,600	13,095,600
Restatement effect	144,379	144,379	144,379
Total	Ps.13,639,979	Ps.13,639,979	Ps.13,639,979

b) In accordance with the Mexican Corporations Act, the Company is required to appropriate at least 5% of the net income of each year to increase the legal reserve. This practice must be continued each year until the legal reserve reaches 20% of the value of the Company’s share capital. At an extraordinary shareholders’ meeting held on 26 December 2016, the shareholders agreed to separate and the legal reserve in Ps. 2,597,839, amount that was separated from earned profits during years 2002, 2003, 2004, 2006, 2007, 2008, 2012, 2013 and 2015, resulting a total of Ps. 2,677,839.

c) On 30 June 2017 at Extraordinary General Shareholders' Meeting, dividends for Ps. 2,290,806 were declared, paid in different exhibitions from 1st January to 30 June 2017. Dividends were taken based on profits for the period from 1st January to 31 December of years 2002, 2003 and 2012.
At regular partner’ meetings held on 26 December 2016, the partners declared cash dividends of Ps. 8,237,940, paid in different exhibitions during the year. Dividends were taken based on the profits for the period from 1st January to 31 December of fiscal years 2008 and 2012.
d) Earnings distributed in excess of the Net reinvested taxed profits account (CUFINRE) and Net taxed profits account (CUFIN) balances will be subject to the payment of corporate income tax at the statutory rate at that time. The payment of this tax may be credited against the Company’s current income tax.
Dividends paid to foreign individuals and corporations from earnings generated as of 1st January 2014 shall be subject to an additional 10% withholding tax.

13. Income tax

a) Income tax

The Mexican Income Tax Law (MITL) establishes a corporate income tax rate for Mexico of 30% for fiscal years 2017 and 2016.

The MITL establishes requirements and limits regarding certain deductions, including restrictions on the deductibility of payroll-related expenses that are considered tax-exempt for employees, contributions to create or increase pension fund reserves, and Mexican Social Security Institute dues that are paid by the Company but that should be paid by the employees. The MITL also establishes that certain payments made to related parties shall not be deductible if they do not meet certain requirements.

For the period ended as at 30 September 2017 and 2016 and 31 December 2016, the Company determined tax Income for Ps. 25,302,065 , Ps. 22,400,000 and Ps. 38,546,416, respectively, resulting taxes of Ps. 7,590,620, Ps.6,720,000 and Ps. 11,563,925, respectively.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

b) Employee profit sharing (EPS)

The MITL establishes that entities are to calculate their EPS on the basis of their taxable earnings for the year determined for income tax purposes, plus or minus the effects of certain adjustments specified in the MITL.

c) An analysis of income tax recognized in the statement of comprehensive income for the periods ended 30 September 2017 and 2016 and 31 December 2016 is as follows:

	30 September 2017	30 September 2016	31 December 2016
Current income tax	Ps.7,590,620	Ps.6,720,000	Ps.11,563,925
Deferred income tax	2,057,729	—	(3,489,084)
Total income tax	Ps.9,648,349	Ps.6,720,000	Ps.8,074,841

d) Deferred income tax

An analysis of deferred taxes shown in the statement of financial position is as follows:

	30 September 2017	31 December 2016
Deferred tax assets:
Fixed assets	Ps.648,354	Ps.1,063,215
Allowance for doubtful accounts	545,937	652,963
Provisions	1,254,624	183,992
Customers advance	2,601,722	4,466,687
Employee profit sharing payable	337,500	1,306,266
Employee benefits	925,583	806,059
Valuation allowance	(545,937)	(652,963)

Deferred tax liabilities:
Advances to suppliers	(122,699)	(196,682)
Insurance prepaid expenses	(215,718)	(142,442)
Deferred income tax asset, net	Ps.5,429,366	Ps.7,487,095

As at 30 September 2016, the same deferred Income Tax was recorded as of 31 December 2015.

14. Reconciliation of Mexican FRS to US GAAP

The financial statements of the Company are prepared in accordance with Mexican FRS, which differ in certain respects from accounting principles generally accepted in the United States of America (“US GAAP”) Codifications (“ASC”) that have been adopted by the Company.
For the periods presented in this statutory report, the main differences between Mexican FRS and USGAAP relate to the following:

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

a) Net income reconciliation Mexican FRS vs. U.S. GAAP

	September 30, 2017	September 30, 2016	December 31, 2016
Net income of the year NIF	Ps.2,326,334	Ps.24,879,999	Ps.13,164,274
US GAAP adjustments:
Depreciation of property, plant and equipment, net(1)	(169,117)	(25,704)	(31,065)
Employee benefits (2)	731,255	—	(905,279)
Deferred income tax (1)	176,536	—	124,190
Deferred profit sharing (3)	362,988	—	(1,101,519)
Revenue recognition and related costs (5)	(1,924,722)	1,045,092	(3,589,256)
Total US GAAP adjustments	Ps.(823,060)	Ps.1,019,388	Ps.(5,502,929)
Net income of the year US GAAP	Ps.1,503,274	Ps.25,899,387	Ps.7,661,345

b) Stockholders’ Equity reconciliation Mexican FRS vs. US GAAP

	September 30, 2017	September 30, 2016	December 31, 2016
Total stockholders’ equity according to Mexican FRS	Ps.34,764,114	Ps.46,912,426	Ps.34,749,837
US GAAP adjustments:
Share capital inflation effects (4)	(144,379)	(144,379)	(144,379)
Inflation effects on propriety, plant and equipment, net (1)	(54,251)	(54,251)	(54,251)
Accumulated depreciation of property, plant and equipment, net. (1,4)	(365,082)	(328,936)	(328,654)
Share capital inflation effects (4) –retained earnings (5)	1,575,253	7,656,962	6,432,777
Deferred profit sharing (3)	(1,697,289)	(958,757)	2,060,276
Retained earnings(1,3,4)	2,060,276	958,757	(958,757)
	1,374,528	7,129,396	7,007,012
Other comprehensive income	969,009	—	905,279
Net income	(823,060)	1,019,388	(5,502,929)

Total stockholders' equity under US GAAP	Ps.36,284,591	Ps.55,061,210	Ps.37,159,199

1) Property, plant and equipment

For Mexican FRS purposes, initial recognition of plant, property and equipment include the costs initially incurred to acquire or build the asset, plus costs subsequently incurred to replace the asset or enhance its service capability. For machinery and equipment, components with different estimated useful lives are depreciated over their individual useful lives.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

Under US GAAP, depreciation of Property, plant and equipment is calculated using the straight-line method over the following estimated useful lives, even when the application of different depreciation rates and useful lives to components of machinery and equipment is permitted, it is not a common practice under this accounting framework.

As a result of the difference mentioned above, the balance of plant, property and equipment decreased by Ps. 588,452 as of September 30, 2017, Ps. 408,892 as of September 30, 2016 and Ps. 413,970 as of December 31, 2016 respectively, having an effect on the deferred income tax determination.

Depreciation expense decreased by Ps.169,117, and Ps. 25,704 for the period interim financial statements starting on January 1st to September 30th, 2017, 2016 and increased Ps. 31,065 for the period starting on January 1st to December 31th, 2016, respectively.

2) Employee benefits:

Employee Benefits under Mexican FRS eliminate the recognition of additional labor liability resulting from the difference between actual benefits and net projected liabilities, establishes a maximum of five years to amortize the beginning balance of past labor costs of pension plans and severance indemnities and requires the recognition of actuarial gains or losses of severance indemnities on the income statement on the period when those are incurred. The application of Mexican FRS on employee benefits create a difference in the unamortized net transition obligation and amortization expense of pension plans and severance indemnities.

3) Deferred employee profit sharing:

Under Mexican FRS, deferred employee profit sharing is calculated using the asset and liability method, which is the method used to compute deferred income taxes, as the basis of profit sharing calculation is taxable income. According to U.S. GAAP, deferred profit sharing recognition is not permitted.

4) Inflation effects of property, plant and equipment

The statutory financial statements under Mexican FRS have recognized inflation effects for share capital and non-monetary items that were acquired or recognized in the financial statements before December 31 2007, as such items reflect the cumulative effects of inflation from their initial recognition date through December 31 2007; under US GAAP, inflation effects recognition are not permitted.

5)	Revenue recognition and related costs

Under Mexican FRS, revenue is recognize in accordance with IAS 18 Revenue once the following conditions have been met:

•	The amount of revenue can be measured reliably;

•	It is probable that the economic benefits associated with the transaction will flow to the entity;

•	The stage of completion of the transaction at the end of the reporting period may be measured reliably; and

•	The costs incurred or to be incurred.

In conclusion, the Mexican financial statements recognize revenue when they are invoiced and authorized by the clients in amount for their payment as well as the commissions related to such income, which generally occurs after the service is provided or when the cost is incurred.

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

Under US GAAP, service contracts are accounted for in a manner consistent with that in which performance of the services occurs; possible revenue recognition methods include the proportional performance method, the straight-line method or recognition on completion of all related services.

c) Deferred Taxes

Mexican FRS presentation requirements for deferred income taxes require their classification to be presented as non-current, while under U.S. GAAP require income taxes to be classified according to their estimated realization date as current or non-current, the effect on the statutory financial statements´ presentation is as follows:

	September 30, 2017	September 30, 2016	December 31, 2016
Deferred assets short term	Ps.2,777,341	Ps.1,659,194	Ps.5,558,019
Deferred assets long term	2,828,561	2,461,485	2,053,266
Balance Sheet	Ps.5,605,902	Ps.4,120,679	Ps.7,611,285

d) Statement of Cash Flows:

Statement of Cash Flows prepared under Mexican FRS is similar to cash flows standards for U.S.
GAAP except for different presentation of interest costs, and certain other supplemental disclosures as follows:

Nine months ended September 30, 2017

Operating activities	2017	Adjustments	US GAAP
Income before taxes on profit	Ps.11,974,683	Ps.(999,596)	Ps.10,975,087
Items not affecting cash flows	406,767	(1,094,245)	(687,478)
Items related to investing activities	12,740,743	169,117	12,909,860
Items related to financing activities	683,802	—	683,802
Changes in operating assets and liabilities	(7,717,667)	2,048,912	(5,668,755)
Net cash flows from operating activities	18,088,328	124,188	18,212,516
Net cash flows used in investing activities	(18,028,436)	(124,188)	(18,152,624)
Net cash flows used in financing activities	(2,478,406)	—	(2,478,406)
Net decrease in cash	(2,418,514)	—	(2,418,514)
Cash at beginning of year	3,190,859	—	3,190,859
Cash at end of year	Ps.772,345	—	Ps.772,345

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

Nine months ended September 30, 2016

Operating activities	2016	Adjustments	US GAAP
Income before taxes on profit	Ps.31,599,999	Ps.1,019,388	Ps.32,619,387
Items not affecting cash flows	1,557,501	887,529	2,445,030
Items related to investing activities	8,521,158	25,704	8,546,862
Items related to financing activities	42,787	—	42,787
Changes in operating assets and liabilities	(17,445,610)	(1,052,804)	(18,498,414)
Net cash flows from operating activities	24,275,835	879,817	25,155,652
Net cash flows used in investing activities	(15,051,865)	(879,817)	(15,931,682)
Net cash flows used in financing activities	(7,802,327)	—	(7,802,327)
Net increase in cash	1,421,643	—	1,421,643
Cash at beginning of year	1,041,607	—	1,041,607
Cash at end of year	Ps.2,463,250	—	Ps.2,463,250

Year ended at December 31, 2016

Operating activities	2016	Adjustments	US GAAP
Income before taxes on profit	Ps.21,239,115	Ps.(5,627,120)	Ps.15,611,995
Items not affecting cash flows	(588,364)	1,989,048	1,400,684
Items related to investing activities	13,052,109	31,065	13,083,174
Items related to financing activities	696,626	905,279	1,601,905
Changes in operating assets and liabilities	(7,913,319)	3,704,212	(4,209,107)
Net cash flows from operating activities	26,486,167	1,002,484	27,488,651
Net cash flows used in investing activities	(15,519,395)	(1,002,484)	(16,521,879)
Net cash flows used in financing activities	(8,817,520)	—	(8,817,520)
Net increase in cash	2,149,252	—	2,149,252
Cash at beginning of year	1,041,607	—	1,041,607
Cash at end of year	Ps.3,190,859	—	Ps.3,190,859

15. Contingencies and Commitments

a) The Company is involved in several lawsuits that correspond to the normal course of operations, which are considered not to have a material impact on its financial information.
b) In accordance with current Mexican Tax Law, the Company’s income tax returns are open to review by the tax authorities for a period of five years from the date they are filed.
c) In accordance with the Mexican Income Tax Law, companies that carry out transactions with related parties are subject to tax restrictions and obligations with respect to the determination of the prices charged, since such prices should be similar to the prices that would have been used with or between independent parties in comparable transactions.
In case the tax authorities review and reject the Company’s intercompany pricing, they may demand payment of the omitted taxes, plus restatement and surcharges, as well as fines for amounts of up to 100% of the restated omitted taxes.

d) Enacted changes made to the Mexican Federal Labor Law that came into effect on 1st December 2012 could have an effect on the Company’s financial position. The effects of these changes may vary from a disclosure in the financial

J & S AUDIOVISUAL MEXICO, S. DE R.L. DE C.V.

NOTES TO FINANCIAL STATEMENTS (continued)

statements to the recognition of an additional liability for employee profit sharing or other liabilities related to employee benefits. As at 30 September 2017, the Company has evaluated the effects that the changes in the labor law may have on its financial information and has concluded that the changes have had no effect as at 31 December 2016. However, this situation may change in the future and so the Company will continue assessing the effects of the changes to the law in the years to come.
e) On 19 September 2013, the Company filed a motion for annulment in the Regional Court of the Caribbean of the Federal Court of Fiscal and Administrative Justice, against resolutions issued by the Local Tax Audit Manager of Cancun, through which a tax credit for alleged omissions in the whole of Income Tax, FBRT and VAT, updates, surcharges and fines, all corresponding to fiscal year 2008. In this matter, the Company obtained a judgment on 28 October 2015 issued by the Fiscal Chamber of the First Collegiate Court of the Twenty-seventh Circuit with residence in Cancun, Quintana Roo, where the nullity of the process is notified, due to improper reasoning and motivation of the visitation order, the authority can remedy the formal defect and issue a new resolution as long as its powers have not expired, the Company has a bond as guarantee for the tax credit (See Note 8).
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